FORRESTER & WORTH, PLLC
3636 NORTH CENTRAL AVENUE, SUITE 700
PHOENIX, ARIZONA 85012-1927
(602) 271-4250
(602) 271-4300 FAX
S. CARY FORRESTER (006342)
SCF@FORRESTERANDWORTH.COM
ATTORNEYS FOR DEBTORS

UNITED STATES BANKRUPTCY COURT

DISTRICT OF ARIZONA

In re: **STAR BUFFET, INC.,** **Debtor.**	**Chapter 11** **Jointly Administered** **Case Nos.: 2:11-bk-27518 and 2:11-bk-27713**
In re: **SUMMIT FAMILY RESTAURANTS, INC.,** **Debtor.**	
THIS FILING APPLIES TO: X BOTH DEBTORS __ STAR BUFFET, INC. __ SUMMIT FAMILY RESTAURANTS, INC.	

DISCLOSURE STATEMENT ACCOMPANYING DEBTORS' JOINT PLAN OF REORGANIZATION DATED MARCH 26, 2012

I. INTRODUCTION

Star Buffet, Inc. ("**Star**") filed its voluntary petition under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the "**Code**") on September 28, 2011. Summit Family Restaurant, Inc. ("**Summit**") filed its voluntary petition under Chapter 11 of the Code on September 29, 2011. This Disclosure Statement is submitted in support of the Joint Plan of Reorganization dated March 26, 2012 (the "**Plan**"), proposed by Star and Summit (collectively "**Debtors**" or "**Proponents**"). A copy of the Plan is attached as Exhibit "A." Capitalized terms used in this Disclosure Statement have the meanings attributed to them in the Plan and/or in the Code.

II. OVERVIEW AND RECOMMENDATION OF THE PROPONENTS

The Plan provides for the payment in full of all Allowed Claims, with interest, as follows: (A) The amounts owing to the senior secured creditor, Wells Fargo Bank, will be paid over a period of approximately four years; (B) the amounts owing to various taxing authorities will be paid over a period of approximately four and one-half years; (C) the amounts owing to the purchase-money mortgage lender on two restaurant properties, Stockman Bank, will be paid over a period of five years; and (D) the amounts owing to general unsecured creditors will be paid over a period of approximately seven years. Debtors' shareholders will retain their equity interests and their rights will not be altered.

The primary source of funding for the Plan is the operating income derived from the restaurants operated by Star's subsidiaries. As reflected in the cash flow projections attached as Exhibit "B", the operating income is sufficient to fund all plan payments except those due on the Effective Date. Payments due on the Effective date will be paid with funds borrowed from

Debtors' president and CEO, Robert E. Wheaton, totaling approximately $300,000. The Wheaton loan will be secured by senior lien against the restaurant property located in Artesia, New Mexico. Additional funds will be obtained from selling up to ten restaurant properties owned by Star's subsidiaries. Proceeds from the sale of those properties will accelerate the repayment schedule.

The Proponents recommend that the Plan be accepted and approved because it provides for the payment in full of all claims, with interest, while preserving the rights and interests of shareholders, preserving approximately 1,100 jobs, and providing a platform for the future growth of Debtors' business. The alternative to the plan is a forced liquidation of Debtors' assets, which would result in an increase in unsecured claims, a reduced return to unsecured creditors, cancellation of all shares of stock, the layoff of hundreds of employees, and the loss of any opportunity for future growth.

A. General Information Regarding the Plan and Disclosure Statement.

This Disclosure Statement is intended to provide you with sufficient information about Debtors and the Plan to make an informed decision about whether to vote to accept or reject the Plan. It will be used to solicit acceptances of the Plan only after the Bankruptcy Court has determined that it contains adequate information. Approval of the Disclosure Statement by the Bankruptcy Court is not an opinion or ruling on any issue other than whether it contains adequate information. It does not mean that the Plan has been, or will be, approved by the Bankruptcy Court.

The Bankruptcy Court will conduct a hearing on the Plan on ____________ at _____.m. (the "**Confirmation Hearing**") at the United States

Bankruptcy Court, 230 North First Avenue, Courtroom 702, 7th floor, Phoenix, Arizona 85003. At the Confirmation Hearing, the Bankruptcy Court will consider whether the Plan satisfies the requirements of the Code. The Bankruptcy Court will also receive and consider a ballot report prepared by Debtors that will tally the votes accepting or rejecting the Plan. Accordingly, all votes properly and timely cast are important because they can determine whether the Plan will be confirmed. Once confirmed, the Plan is binding on all Creditors and other parties in interest in these cases regardless of whether any particular Creditor or shareholder votes to accept the Plan.

THIS DISCLOSURE STATEMENT IS NOT THE PLAN. FOR THE CONVENIENCE OF CREDITORS AND SHAREHOLDERS, THE PLAN IS SUMMARIZED IN THIS DISCLOSURE STATEMENT. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE PLAN ITSELF. IF THERE IS ANY INCONSISTENCY BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN, THE PLAN CONTROLS.

B. Representations Regarding This Disclosure Statement.

While Debtors have attempted to insure that all information in this Disclosure Statement is accurate, it has not been subjected to a certified audit or other independent review. Other than as stated in this Disclosure Statement, Debtors have not authorized any representations or assurances concerning their business or assets. In deciding whether to accept or reject the Plan, you should not rely on any information relating to Debtors or the Plan other than the information contained in this Disclosure Statement or the Plan. You should report any unauthorized representations or inducements to counsel for Debtors, who may present such information to the Bankruptcy Court for such

action as may be appropriate. This Disclosure Statement is a solicitation by Debtors only, and not by their Professionals.

C. Who Is Entitled To Vote.

If you hold an Allowed Claim that is "impaired" by the Plan, you are entitled to vote to accept or reject the Plan. An Allowed Claim is one that has been "allowed" within the meaning of Section 502 of the Code or temporarily allowed within the meaning of Rule 3018(a), Federal Rules of Bankruptcy Procedure. An "impaired" Claim is one that is impaired within the meaning of Section 1124 of the Code. Holders of Equity Interests would also have voting rights if their interests were impaired by the Plan, but they are not.

1. *Allowed Claims*

You have an Allowed Claim if:

a. You timely filed a proof of Claim and no one objected to it; or

b. You timely filed a proof of Claim, an objection was filed, but the Bankruptcy Court overruled the objection and allowed the Claim; or

c. Your Claim was listed by Debtors in the schedules they filed with the Bankruptcy Court (including any amendments) as liquidated, non-contingent and undisputed and no one objected to it; or

d. Your Claim was listed by Debtors in the schedules they filed with the Bankruptcy Court (including any amendments) as liquidated, non-contingent and undisputed, an objection was filed, and the Bankruptcy Court overruled the objection and allowed your Claim.

If your Claim is not an Allowed Claim, it is a Disputed Claim, and you will not be entitled to vote on the Plan unless and until the Bankruptcy Court temporarily or provisionally allows it for voting purposes pursuant to Rule 3018, Federal Rules of Bankruptcy Procedure. If you are uncertain about the status of your Claim, you should check the Bankruptcy Court records carefully, including the schedules and any amendments thereto. You should seek legal advice if you have any dispute with Debtors about your Claim. Neither Debtors nor their Professionals can advise you about such matters.

2. ***Impaired Claims and Equity Interests***

An Allowed Claim or Equity Interest is deemed impaired if the holder's legal, equitable, or contractual rights are altered in any manner by the Plan or, in the case of an Allowed Claim, if it will not be paid in full under the Plan. The Plan states whether each Class of Claims or Equity Interests is impaired. Holders of Claims or Equity Interests that are not impaired are deemed to have accepted the Plan. Holders of Claims or Equity Interests that are not entitled to receive or retain any property under the Plan on account of such Claims or Equity Interests are deemed to have rejected it.

D. Procedures for Voting.

After this Disclosure Statement has been approved by the Bankruptcy Court, and except as otherwise ordered by the Bankruptcy Court, all Creditors and Equity Security holders who are entitled to vote on the Plan will be sent: (i) a ballot, together with instructions for voting (the "**Ballot**"); (ii) a copy of this Disclosure Statement as approved by the Bankruptcy Court; and (iii) a copy of the Plan. You should read the Ballot carefully and follow the

instructions. Please use only the Ballot sent with this Disclosure Statement. You should complete your Ballot and return it to:

S. Cary Forrester, Esq.
FORRESTER & WORTH, PLLC
3636 North Central Avenue, Suite 700
Phoenix, Arizona 85012-1927
Fax No. (602) 271-4300
E-mail: scf@forresterandworth.com

TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED AT THE ADDRESS LISTED ABOVE BY 11:59 P.M., MOUNTAIN STANDARD TIME, ON _______________, 2012. IF YOUR BALLOT IS NOT TIMELY RECEIVED, IT MAY NOT BE COUNTED IN DETERMINING WHETHER THE PLAN HAS BEEN ACCEPTED OR REJECTED.

E. Summary of Voting Requirements.

In order for the Plan to be confirmed, the Plan must be accepted by at least one impaired Class of Claims. For a Class of Claims to accept the Plan, votes representing at least two-thirds in amount and a majority in number of the Claims voted in that Class (not including votes of insiders) must be cast to accept the Plan. Debtors are seeking acceptances from holders of Allowed Claims in the following Classes which are or may be "impaired" under the Plan: CLASSES 3, and 5-9.

For a Class of Equity Interests to accept the Plan, votes representing at least two-thirds in amount of Allowed Equity Interests voted in that Class must be cast to accept the Plan. The Proponents are not seeking acceptances from holders of Allowed Equity Interests in Class 11 because they are unimpaired under the Plan.

It is important that holders of Allowed Impaired Claims exercise their rights to vote to accept or reject the Plan. The Proponents believe that the

treatment of Creditors and Equity Security holders under the Plan is the best alternative for them and recommend that the holders of Allowed Claims and Equity Interests vote in favor of the Plan.

III. General Information and Background

A. Star's Business and Assets.

1. Star is a publicly traded restaurant holding company. It is a Delaware corporation with its headquarters in Phoenix, Arizona, and has a total of 20 wholly owned independently capitalized subsidiaries (collectively, the "**Group**"), as described in more detail in Exhibit "C".

2. Ten of the subsidiaries are operating entities, responsible for the operation of 32 restaurants in thirteen states. Another holds title to 21 restaurants that are either operated by the Group or leased to third parties. Another provides payroll services to the Group, and another is responsible for the Group's cash management. The remaining subsidiaries are inactive.

3. The Group has always filed consolidated financial statements with the SEC and consolidated tax returns with the IRS, all under Star's name. Senior management is common for all members of the Group.

4. Star, acting through its subsidiaries, operates a broadly diversified portfolio of well-established, moderately-priced, family-oriented restaurants in the southeastern and western United States. It maintains a broad business base and low overhead to maximize its financial performance. Star's assets are comprised almost entirely of its ownership interests in the subsidiaries described below.

B. Summit's Assets.

1. Summit is a Delaware corporation, and is a wholly-owned subsidiary of Star. Summit is no longer an operating entity. The three restaurants that it owns, and the seven that it leases, are all operated by other members of the Group. Summit has one wholly owned subsidiary, HTB Restaurants, Inc., which is inactive.

2. The following is a summary of Summit's assets, which consist primarily of owned or leased restaurant properties that are operated by other members of the Group:

a. ***Summit owns the following restaurants***:

i. *Pecos Diamond, in Artesia, New Mexico.* Wells Fargo holds the purchase money mortgage, in the amount of approximately $199,000 as of the Petition Date. The restaurant is operated by Group member Star Texas Restaurants, Inc.

ii. *JB's, in Great Falls, Montana.* Stockman's Bank holds the purchase money mortgage, which secures a loan in the amount of approximately $571,825.32 as of the Petition Date. The restaurant is operated by Group member JB's Star Holdings, Inc. ("**JB's Star**").

iii. *4B's, in Great Falls, Montana.* Stockman's Bank holds the purchase money mortgage, which secures a loan in the amount of approximately $308,194.50 as of the Petition Date. The restaurant is operated by Group member 4B's Holdings, Inc.

b. ***Summit leases the following restaurants***:

i. K-BOB's STEAKHOUSE® *in Lamesa, Texas.* This lease and a related license agreement are the subject of ongoing litigation with the landlord, Flying W Diamond Ranch, Inc. ("**FWD**"). It is operated by Group member KB Star

Holdings, Inc., ("**KB Star**"). A motion to assume the lease has been filed with the Court.

ii. K-BOB's STEAKHOUSE® *in Tucumcari, New Mexico.* This lease and a related license agreement are also the subject of litigation with FWD. It is also operated by KB Star. A motion to assume the lease has been filed with the Court.

iii. K-BOB's STEAKHOUSE® *in Beeville, Texas.* This lease and a related license agreement are also the subject of litigation with FWD. It is also operated by KB Star. A motion to assume the lease has been filed with the Court.

iv. *JB's, in Billings, Montana.* This lease is the subject of a dispute with the landlord, Christopher Bakwin, as described below. The restaurant is operated by JB's Star.

v. *Casa Bonita, in Denver, Colorado.* This is the Group's most profitable restaurant. It is operated by Group member Casa Bonita Denver, Inc. The liquor license is held by Summit. The lease has been assumed.

vi. *St. George Utah.* Summit leases the real property from landlord Barbara Jill Layton Romney under a fifty-year ground lease, which has twenty-two years remaining on its term. Summit owns the restaurant building that is located on the land. Summit subleases the property to Group member SBI Leasing, Inc., which, in turn, subleases it to Pathway Partners, LLC, an unrelated third-party. The ground lease has already been assumed, and the sublease will be assumed as part of the Plan.

c. ***Summit also owns the following significant assets***:

i. *Liquor License for Casa Bonita restaurant* in Denver, Colorado; and,

ii. *HomeTown Buffet franchises* for the Yuma and Scottsdale restaurants operated by Group member HTAF, Inc. ; and,

iii. *License Agreement with JB's Family Restaurants, Inc.* for the operation of the JB's restaurants in Helena Montana, Vernal

and Richfield Utah, Great Falls and Billings Montana, and Coeur D'Alene and Rexburg Idaho.

C. **SBI Leasing's Assets.**

1. SBI Leasing, Inc. owns the following restaurant properties:

    a. K-BOB's STEAKHOUSE® *restaurant in Dumas, Texas*, which it leases to Group member Star Texas Restaurants, Inc. ("**Star Texas**");

    b. *Bar-H Restaurant in Dalhart, Texas*, which it leases to Star Texas;

    c. *HomeTown Buffet in Yuma, Arizona*, which it leases to Group member HTAF;

    d. *HomeTown Buffet in Scottsdale, Arizona*, which it leases to HTAF;

    e. *Restaurant in South Daytona, Florida*, which it leases to Ocean Buffet, Inc.;

    f. *Restaurant in Ocala, Florida*, which it leases to El Azteca, Inc.;

    g. *JB's Restaurant in Rexburg, Idaho*, which it leases to JB's Star;

    h. *JB's Restaurant in Vernal, Utah*, which it leases to JB's Star;

    i. *Whistle Junction restaurant in Titusville, Florida*, which it leases to Group member Florida Buffet Holdings, Inc.;

    j. *Buddy Freddy's restaurant in Plant City, Florida*, which it leases to Group member Florida Buffet Holdings, Inc.;

    k. *Western Sizzlin Restaurant in Magee, Mississippi*, which it leases to Group member Sizzlin Star, Inc.;

    l. *Restaurant property in Sierra Vista, Arizona*, which is presently closed;

    m. *Restaurant property in Magnolia, Arkansas*, which is presently closed;

    n. *Restaurant property in Kissimee, Florida*, which is presently closed;

o. *Restaurant property in Hudson, Florida,* which is presently closed;

p. *Restaurant property in Jacksonville, Florida,* which is presently closed;

q. *Restaurant property in Layton, Utah,* which is presently closed and,

r. *Restaurant building in St. George, Utah,* which is leased to Pathway, LLC.

D. Star Texas's Assets and Operations.

1. Star Texas Restaurants, Inc. **("Star Texas")** owns and operates the following restaurant:

a. *Bar-H Restaurant in Dalhart, Texas.* The purchase money mortgage holder is Dalhart Federal.

2. Star Texas leases and operates the following restaurants:

a. *Pecos Diamond Restaurant in Artesia, New Mexico* under a sublease from Summit.; and,

b. K-BOB's STEAKHOUSE® *restaurant in Dumas, Texas,* under a lease from SBI Leasing.

E. JB's Star Holdings' Operations.

1. JB's Star Holdings, Inc. operates the following JB's Restaurants:

a. *Great Falls Montana,* which it subleases from Summit.

b. *Billings, Montana,* which it subleases from Summit, which leases from Christopher Bakwin.

c. *Helena, Montana,* which it leases from Utick Development Company;

d. *Richfield, Utah,* which it leases from Pearson Tire;

e. *Vernal, Utah,* which it leases from SBI Leasing, Inc.;

f. *Coeur D'Alene, ID,* which it leases from Loren & Caroline Thompson;

g. *Rexburg, ID* which it leases from SBI Leasing, Inc.

F. KB's Star Holdings' Operations.

1. KB's Star Holdings, Inc. operates the following K-BOB's STEAKHOUSE® restaurants:

   a. *Lamesa, Texas* under an informal sublease from Summit.

   b. *Tucumcari, New Mexico,* under an informal sublease from Summit.

   c. *Beeville, Texas* under an informal sublease from Summit.

G. HTAF's Operations.

1. HTAF, Inc. ("HTAF") operates the following HomeTown Buffets:

   a. *Yuma, Arizona.* HTAF subleases the restaurant from SBI Leasing. The franchise agreement is in the name of Summit.

   b. *Scottsdale, Arizona.* HTAF subleases the restaurant from SBI Leasing. The franchise agreement is in the name of Summit.

H. Casa Bonita's Operations.

1. Casa Bonita Denver, Inc. operates the following restaurant:

   a. *Casa Bonita Restaurant in Denver, Colorado,* which it informally subleases from Summit.

I. 4B's Holdings Operations.

1. 4B's Holdings, Inc. operates the 4B's Restaurants in the following locations:

   a. *Great Falls, Montana,* under a lease from Summit;

   b. *Miles City, Montana,* under a lease from James Lucas, et al;

   c. *Havre, Montana,* under a lease from JD & JD, LLC;

   d. *Deer Lodge, Montana,* under a lease from Fickler Oil;

   e. *Butte, Montana,* under a lease from Town Pump;

   f. *Poulson, Montana,* under a lease from Montana Unified Investors; and,

   g. *Missoula, Montana,* under a lease from Crossroads Travel Center, LLP.

J. JJ Restaurants' Operations.

1. JJ Restaurants, Inc. operates the following restaurant:
   a. *JB North's Grand Buffet in Grants Pass, Oregon*, under a lease from SBI Leasing.

K. Florida Buffet Holdings' Operations.

1. Florida Buffet Holdings, Inc. operates the following restaurants:
   a. *Whistle Junction Restaurant in Titusville, Florida* , under a lease from SBI Leasing;

   b. *Buddy Freddy's Restaurant in Plant City, Florida*, under a lease from SBI Leasing; and,

   c. *Holiday House Restaurant in Ormond Beach, Florida*, under a lease from Vikram, Inc.

L. Barn Restaurants' Operations.

1. Barn Restaurants, Inc. operates the following Barnhill Restaurants:
   a. *Huntsville, Alabama*, which it leases from Avondale Development;

   b. *Jonesboro, Arkansas*, which it leases from 1666 North Avalon, LLC;

   c. *Tupelo, Mississippi*, which it leases from John T. Asters and Evelyn Knight;

   d. *Jackson, Tennessee*, which it leases from Wallace-Harris Company;

M. Sizzlin Star's Operations.

1. Sizzlin Star, Inc. operates the following restaurant:

a. *Western Sizzlin Restaurant in Magee, Mississippi*, under a sublease from SBI Leasing.

N. The Wells Fargo Loan.

On January 31, 2008, Debtors obtained a credit facility from Wells Fargo Bank, N.A. ("**Wells Fargo**"). The credit facility included a $7 million term loan

and a $2 million revolving line of credit. The amounts borrowed from Wells Fargo were used to: (1) retire Debtors' unsecured revolving line of credit with M&I Marshall & Ilsley Bank; (2) fund the Barnhills acquisition; and (3) provide additional working capital for the Group's operations. On February 29, 2008 the principal amount of the term loan was increased from $7 million to $8 million, in order to fund the purchase of four additional Barnhills restaurants.

In addition to Star and Summit, Northstar Buffet, Inc., Star Buffet Management, Inc., Starlite Holdings, Inc., SBI Leasing, Inc., and HTB Restaurants, Inc., are co-obligors on the Wells Fargo Loan. Each of the co-obligors granted Wells Fargo a first priority lien on substantially all of their personal property. Wells Fargo also holds first deeds of trust against the following restaurants: (1) Sierra Vista, Arizona; (2) Daytona, Florida; (3) Kissimmee, Florida; (4) Jacksonville, Florida; (5) Yuma, Arizona; and (6) Hudson, Florida.

The Wells Fargo Loan matures on January 31, 2012. As of the Petition Date, the principal balance owing on the term loan was $3,100,000 and the principal balance owing on the revolver was $2,475,000, for a total of $5,575,000. Interest on the Wells Fargo Loan accrues at the non-default rate of 4% per annum. Unpaid interest totaled approximately $80,820 as of the Petition Date, and Wells Fargo claims an additional $86,917 in attorneys' fees.

O. The Wheaton Loan.

On June 15, 2007, Debtors borrowed approximately $1,400,000 from Robert E. Wheaton. This loan is subordinated to the Wells Fargo Loan and bears interest at 8.5%. In June, 2008, Debtors borrowed an additional $592,000 from Mr. Wheaton under the same terms. This resulted in an increase in the

subordinated note balance from $1,400,000 to $1,992,000. Debtors used the funds borrowed from Mr. Wheaton for working capital requirements.

P. Factors That Led To Debtors' Bankruptcies.

1. ***Non-Litigation Factors.***

Two significant events precipitated the bankruptcy filings. The first was the nationwide economic recession that began in 2008, which severely impacted the profitability of Debtors' operations, especially the buffet segment. The second was the acquisition of twenty Barnhills restaurants in January 2008. The acquisition, which occurred in two phases, was financed with an $8 million loan from Wells Fargo. The Barnhills restaurants underperformed from the beginning. While the financial information put together by the seller indicated that the income from the restaurants would be sufficient to service the loan and support an accelerated repayment schedule, the four-year repayment schedule proved to be unrealistic. The Wells Fargo loan, which now totals approximately $5.575 million, is being restructured through the Plan.

2. ***Litigation Factors.***

a. *The Oshunola Litigation.* Star was sued by its Florida landlords, Oshunola, LLC and Nareke, LLC in 2009, for the alleged breach of the lease of a Florida restaurant. On April 15, 2010, the landlords took judgment against Star in the amount of $723,498.02, of which $603,212.50 represents amounts owing for past and future rent. When negotiations over a structured payment arrangement failed, the landlords pursued supplemental proceedings, including a request to have a receiver appointed to liquidate all of Star's assets.

Star filed this case before the final hearing on the request for the appointment of a receiver.

b. *The Tinsley Litigation.* Summit and Star incurred significant expenses in litigating, in Texas, with three entities managed and controlled by Ed Tinsley. The litigation arose from a series of related transactions, beginning in February of 2005, when Summit entered into a Strategic Alliance Agreement ("**SAA**") with K-BOB's U.S.A. ("**KBUSA**"), Flying W. Diamond Ranch, Inc. ("**FWD**"), and K-BOB's Capital Resource Group ("**KBCRG**"). Pursuant to the SAA, Summit: (1) loaned $1.5 million to KBCRG; (2) entered into leases with FWD for the K-BOB's STEAKHOUSE® restaurants in Beeville, Texas, Lamesa, Texas, and Tucumcari, New Mexico; (3) purchased the K-BOB's STEAKHOUSE® restaurant in Dumas, Texas; (4) entered into a 20-year license agreement to operate the three leased properties as K-BOB's STEAKHOUSE® restaurants; (5) prepaid for those licenses by crediting $1.285 million against the initial loan to KBCRG; and, (6) entered into a separate license for the Dumas, Texas restaurant, for which it agreed to pay royalties of 3% of gross revenue on a monthly basis.

Soon after the leases were entered into, WFD began making a series of demands on Summit, including demands for repairs and upgrades to the premises and personal property that it had only recently leased to Summit. KBUSA also made a series of demands concerning the License Agreements. Finally, by letter dated November 19, 2010, KBUSA purported to terminate the License Agreements. The Tinsley Entities filed suit against Summit and Star on September 2, 2010, seeking, among other things, damages for the alleged breaches of the license agreements and the leases. The lawsuit, which was scheduled to go to trial in late September of 2011, was stayed by the filing of these bankruptcy cases.

On January 12, 2012, the Tinsley Parties filed Adversary Proceeding No. 2:12-ap-00087 (the "**Tinsley Adversary Proceeding**"), in which they made allegations similar to those in the Texas litigation and asked the court to: (a) enjoin Summit from continuing to operate under the K-BOB's STEAKHOUSE® brand; (b) order Summit to immediately de-identify; and (c) order the specific enforcement of all post-termination provisions under the Licenses and Leases. On February 13, 2012, Summit filed a motion to assume the leases. The parties then engaged in a series of settlement negotiations but, as of the date of this Disclosure Statement, the adversary proceeding remains pending and the assumption motion remains unresolved. Resolution of those matters will not affect Debtors' ability to perform under the Plan, however, because only the Dumas property is currently generating significant operating profits, and it is owned by Star's subsidiary, SBI Leasing, Inc. Its profitability will not be seriously impacted if it is forced to cease operating as a K-BOB's STEAKHOUSE® restaurant.

Q. Prepetition Reorganization Efforts.

Most of the necessary restructuring of Debtors' business affairs was completed before the bankruptcy filings. For example, since the recession began in 2008, management staff has been reduced from 13 employees to 6, overall administrative expenses have been reduced from $3.8 million to $1.6 million, and 35 restaurants have been closed or leased to third parties. Debtors incurred significant costs in closing those restaurants, including litigation expenses and lease termination expenses. Most of the significant unsecured claims in these cases are those asserted by landlords under terminated leases.

IV. DEBTORS' SENIOR MANAGEMENT AND BOARD

A. Robert E. Wheaton, CEO/Chairman of the Board.

Mr. Wheaton has served as the Chief Executive Officer, President, and director of Star since its formation in July 1997. He has been Chairman of the Board of Star since September 1998. He also serves as Chief Executive Officer and President of Summit. Before forming Star, he served as Executive Vice President of CKE Restaurants, Inc. from January 1996 through January 1999. From April 1995 to January 1996, he served as Vice President and Chief Financial Officer of Denny's Inc., a subsidiary of Flagstar Corporation. From 1991 to 1995, he served as President and Chief Executive Officer, and from 1989 to 1991 as Vice President and Chief Financial Officer, of The Bekins Company. He is the brother of Craig Wheaton, who is also a director of Star. He currently beneficially owns approximately 45.3% of Star's total equity securities (assuming exercise of vested employee stock options) and possesses approximately 45.3% of the total voting power. Thus, he has the ability to control or significantly influence all matters requiring the approval of Star's stockholders, including the election of directors.

Mr. Wheaton receives a base salary of $250,000 a year, subject to such annual increases as the Compensation Committee deems appropriate. He may also qualify for annual bonuses, which consist of two parts: (i) a minimum annual bonus payable bi-weekly at the rate of $25,000 a year; plus (ii) a variable performance-based bonus payable after the conclusion of each year. The performance-based bonus has been suspended for the past two years. The Compensation Committee also has the discretion to award stock options to Mr. Wheaton and the other officers. The options are never granted at less than 100% of the trading price of the stock on the date the options are

issued. No options have been granted for the past two years. Mr. Wheaton is also entitled to medical reimbursements and an automobile allowance. He receives no pension, retirement, deferred compensation, life insurance or other benefits.

B. Ronald E. Dowdy, Group Controller/Treasurer and Secretary.

Mr. Dowdy has served as the Group Controller of Star since June 1998, and as Treasurer and Secretary of Star and Summit since February 1999. Before that, he served as Controller of Holiday House Corporation for 19 years. Mr. Dowdy receives a salary of $93,500 per year and is also eligible for bonuses and stock options, although those programs have been suspended for the past two years as noted above.

C. Thomas G. Schadt, Director.

Mr. Schadt has served as a director of Star since the completion of its initial public offering in September 1997. He has been the Chief Executive Officer of a privately-held beverage distribution company, Bear Creek, L.L.C., since 1995. From 1976 to 1994, he held several positions with PepsiCo, Inc., most recently, Vice President of Food Service.

D. Craig B. Wheaton, Director.

Mr. Wheaton has served as a director of Star since February 1999. He is a partner in the law firm Kilpatrick Stockton LLP. His main areas of practice include employee benefits, executive compensation and general corporate law. Mr. Wheaton received his B.A. degree, with honors, from the University of Virginia and his J.D. degree from Wake Forest University. From 1993 to 1998, Mr. Wheaton was a member of the Tax Council of the North Carolina Bar Association Section on Taxation and chair of its Employee Benefits Committee from 1995 to 1997. He is a member and former president of the Triangle Benefits Forum. He is a member of the Southern Employee Benefits

Conference, the Employee Benefits Committee of the American Bar Association's Section of Taxation, the National Pension Assistance Project's National Lawyers Network, and the National Association of Stock Plan Professionals.

E. Thomas M. Smith, Jr., Director.

Mr. Smith has served as a director of Star since June 2002. He was a consultant with ITT Corp. from January 1996 to December 1996 and is now retired. From 1988 until 1995, he was Vice President and Director of Corporate Purchasing for ITT Corp. He served as director of Republic Bancorp from June 1999 until April 2005.

F. Todd S. Brown, Director.

Mr. Brown has served as a director of Star since June 2004. He has been president of Brown Capital Advisors, Inc. since November 1999. From 1994 to November 1999, he served as Senior Vice President, Chief Financial Officer and Director of Phoenix Restaurant Group, Inc. (formerly DenAmerica Corp.). He served as Senior Manager in Audit and Consulting at Deloitte Touche LLP from 1980 to 1994. He received an MBA from the University of Missouri in 1980 and a BA from Southern Methodist University in 1978.

G. Board Compensation.

Each member of the board receives $2,000 for every regularly scheduled meeting attended in person, $1,500 for every regularly scheduled committee meeting attended in person, and $500 for each specially-called telephonic board or committee meeting. Directors who are also full-time employees do not receive any director fees.

V. SIGNIFICANT EVENTS DURING THE BANKRUPTCY CASES

A. Appointment of the Committee.

An official joint committee of unsecured creditors was appointed on November 1, 2011. The committee, after two amendments to the notice of appointment, now consists of the following creditors: K & A Brasher, LLC; Spirit Master Funding, LLC; and the Tinsley Hospitality Group, LLC (and affiliates K-BOB's USA, Inc., Flying W Diamond Ranch, Inc., and K-BOB's Capital Resource Group, Ltd.), Oshunola LLC and Nareke LLC. The committee has not retained counsel.

B. Employment of Professionals.

With the approval of the Bankruptcy Court, Debtors employed the professionals described below to perform the specified services. Except as otherwise noted, all professionals will be compensated for their services at the rates approved by the Court and must obtain Court approval before any payment is made for services rendered prior to the Effective Date. Those professionals who continue to represent Debtors after the Effective Date will no longer be required to obtain court approval for payment of services rendered after the Effective Date.

1. ***Forrester & Worth, PLLC***. Debtors retained Forrester & Worth to serve as general bankruptcy counsel.
2. ***Knobbe Martens Olsen and Bear LLP ("KMOB")***. Debtors retained KMOB as special counsel to assist them with intellectual property matters.
3. ***Cunningham & Associates, Inc.*** Summit retained Cunningham & Associates to auction the restaurant furnishings and equipment

removed from the restaurant formerly located at 330 South Wilmot Road in Tucson, Arizona. Summit agreed to pay Cunningham & Associates 15% of the gross dollar amount received at the auction plus all of its out-of-pocket expenses. Such compensation will be paid at the conclusion of the auction, but is subject to the Court's right of review under Section 328(a) of the Code.

4. ***Maynard Cronin Erickson Curran & Reiter ("Maynard")***. Debtors retained Maynard as special counsel to assist with litigating the Tinsley Adversary Proceeding.

C. The Bakwin Dispute.

Summit is negotiating with Christopher Bakwin to settle a dispute concerning the lease of the restaurant property located at 910 Grand Avenue, in Billings, Montana. It is anticipated that the settlement will involve an increase in Summit's rent payments by $5,000 per month, with Mr. Bakwin granting Summit an option to purchase the restaurant with carryback financing. The lease expires on September 30, 2012.

D. Deadline for Filing Proofs of Claim.

The Bankruptcy Court established March 9, 2012 as the deadline ("**Bar Date**") for filing proofs of claim. The Bar Date for any creditor who did not receive a Bar Date notice prior to receiving this Disclosure Statement, including without limitation, any Claim for the value of goods received by Debtors within 20 days before the Petition Date within the meaning of 11 U.S.C. § 503(b)(9), is the first date set for hearing on approval of this Disclosure Statement. The Bar Date for filing Administrative Claims, other than Claims

under 11 U.S.C. § 503(b)(9), is 30 days after the Effective Date, pursuant to Article IV(A) of the Plan. The Bar Date for filing claims arising from an Executory Contract that is rejected under the Plan is the Confirmation Date or, if the Executory Contract is rejected pursuant to the Confirmation Order, the first Business Day that is 14 days after the Confirmation Date, pursuant to Article VIII of the Plan.

VI. DESCRIPTION OF THE PLAN OF REORGANIZATION

The following description of the Plan is for informational purposes only and does not purport to change or supersede any of the language of the Plan. Each holder of a Claim or Equity Interest is urged to read the Plan carefully with respect to the proposed treatment of their Claim or Equity Interest, and, if necessary, to consult with legal counsel. The Plan, if confirmed, will be binding upon Debtors, their Creditors, and Equity Security Holders. **IF THERE IS ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PLAN CONTROLS.**

A. Funding Sources.

Debtors will fund the Plan from the following sources:

1. ***Operating Income***. The primary source of funding for the Plan is the operating income derived from the restaurants operated by the Group. As reflected in the cash flow projections attached hereto as Exhibit "B" the operating income is sufficient to fund all plan payments except for those due on the Effective Date.[1]

2. ***Exit Loan***. On the Effective Date, Debtors' president and CEO, Robert E. Wheaton, will loan the Debtors' approximately $300,000. The loan

[1] The results of operations for FY 2012 are subject to adjustment as part of the audit of Debtor's financial reports.

will provide the balance of the funds required to be paid on the Effective Date. The loan will bear interest at 6.5% per annum, will be repaid in equal monthly amortizing installments over a period of five years, and will be secured by a second-position lien against the Artesia, Texas restaurant property. The lien will become the senior lien against the property when the senior lien, held by Wells Fargo, is paid on the Effective Date.

3. ***Proceeds from Liquidation of Restaurant Properties***. Star's subsidiaries will market the following restaurant properties with the goal of selling them as expeditiously as possible consistent with the goal of maximizing the sales prices and preserving current and projected cash flows:

a. *Ocala, Florida.* This property is owned by Star's subsidiary, SBI Leasing, Inc. It is currently leased to a third-party for approximately $4,000 per month. It is listed for sale at $650,000. It is encumbered by a first mortgage in favor of Victorium Corporation in the amount of approximately $200,000.

b. *Plant City, Florida.* This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $2,500,000. It is encumbered by a first mortgage in favor of Platinum Bank in the amount of approximately $640,000.

c. *Titusville, Florida.* This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $1,800,000. It is encumbered by a first mortgage in the amount of approximately $706,000.

d. *South Daytona, Florida.* This property is owned by Star's subsidiary, SBI Leasing. It is currently leased to a third-party for $9,512 per month. It is offered for sale at $1,350,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan.

e. *Scottsdale, Arizona.* This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $2,750,000. There is no purchase money mortgage.

f. *Yuma, Arizona.* This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $1,950,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan.

g. *Kissimee, Florida.* This property is owned by Star's subsidiary, SBI Leasing. It is offered for lease at $10,000 per month and for sale at $1,400,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan;

h. *Hudson, Florida.* This property is owned by Star's subsidiary, SBI Leasing. It is offered for lease at $6,500 per month and for sale at $750,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan.

i. *Jacksonville, Florida.* This property is owned by Star's subsidiary, SBI Leasing. It is offered for lease at $8,000 per month and for sale at $950,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan.

j. *Layton, Utah.* This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for lease at $10,000 per month and for sale at $2,250,000. It is encumbered by a first mortgage in favor of Bank of Utah in the amount of approximately $1,062,000.

Proceeds from the sale of the restaurant properties will be distributed pursuant to the provisions of Article V(D) of the Plan, as discussed in more detail in Section VI(C)(1) below.

B. Classification and Treatment of Claims and Interests.

The Plan classifies Claims and Equity Interests in various Classes, and sets forth the treatment afforded to each Class. A Claim or Equity Interest will be deemed classified in a particular Class only to the extent that it falls within the description of that Class. It is possible for a Claim to be classified in two different Classes. As of the Confirmation Hearing, any Class that does not contain a Claim will be deemed deleted from the Plan. Similarly, any Class that does not contain any Allowed Claims (or Claims temporarily allowed for voting purposes) will be deemed deleted for voting purposes. The following is a summary of the treatment provided for each Class.

1. *Class 1 (Priority Claims).*

Each holder of an Allowed Class entitled to priority under Section 507 of the Bankruptcy Code, other than the priority tax Claims classified in Class 2, will be paid in cash in full upon the Effective Date. Class 1 is unimpaired under the Plan.

2. *Class 2 (Priority Tax Claims).*

Each holder of an Allowed tax Claim entitled to priority under Section 507(a)(8) of the Code and each holder of a secured claim that would otherwise meet the description of a governmental unit under Section 507(a)(8) but for the secured status of the claim will be paid in equal monthly payments determined by amortizing the principal and interest (calculated at the applicable Tax Claim Rate) owing on each such claim over a period of four years following the Effective Date, provided that the final payment must be made no later than five years after the Petition Date. All principal payments to any Class 2 Claimant will be applied first to any portion of such Claim that is a

"trust fund" claim for which any of Debtors' officers, directors, employees or shareholders may be personally liable. Subject to the foregoing, all principal payments received by the Class 2 Claimants will be applied first to the oldest outstanding taxes. At the time of each distribution to holders of Allowed Class 8(A) General Unsecured Claims, each holder of an Allowed Class 2 Claim will receive an additional amount sufficient to cause the total amount then distributed to each Class 2 Claimant to be proportionate to the total amount then distributed to each holder of an Allowed Class 8(A) Claim. Each holder of a secured Class 2 Claim will retain its lien or other security interest until the Claim has been paid in full. Because the Plan provides for payment in full of Class 2 Claims and complies with the requirements of Bankruptcy Code Section 1129(a)(9)(C), Class 2 is not considered a voting class pursuant to Bankruptcy Code Sections 1124(1) and 1126(f), and is deemed to have accepted the Plan. Class 2 is unimpaired under the Plan.

3. ***Class 3 (Wells Fargo Secured Claim).***

a. The Wells Fargo Loan will be paid in full according to the following schedule: (i) on the Effective Date, Wells Fargo will be paid the principal amount of $327,000, plus all accrued but unpaid interest, calculated at the non-default interest rate specified in the Wells Fargo Credit Agreement; and (ii) beginning on the first day of the second full calendar quarter following the Effective Date, and on the first day of each calendar quarter thereafter, Wells Fargo will be paid the principal amount of $328,000; (iii) beginning on the first day of the second full calendar month following the Effective Date, and on the first day of each month thereafter, Wells Fargo will be paid all accrued but unpaid interest, calculated at the non-

default interest rate specified in the Wells Fargo Credit Agreement. The foregoing payments will continue until the Wells Fargo Loan is paid in full.

b. Until the Wells Fargo Loan is paid in full, Wells Fargo will retain its liens and security interests in the Wells Fargo Collateral. Wells Fargo's liens and security interests will continue to be governed by the terms of the Wells Fargo Credit Agreement, except that all covenants relating to Debtors' financial condition, or that of the other obligors, or the minimum debt coverage ratio for the Wells Fargo Loan, will be deemed deleted. Debtors' reporting requirements under the Wells Fargo Credit Agreement will not be altered.

c. So long as the obligations to Wells Fargo under the Plan are not in default, all obligations under the Wells Fargo Loan Documents shall be deemed current and not delinquent for all purposes. In the event that the Reorganized Debtors fail to make payments when due in accordance with the terms of the Plan or otherwise fail to honor their obligations to Wells Fargo, and in the event that they fail to cure any such defaults within ten business days after written notice thereof to Debtors' counsel, at the addresses set forth above, or within such additional time period as may be specified under the Wells Fargo Credit Agreement, Wells Fargo may enforce its rights and remedies thereunder, subject to any defenses then available to Debtors or the other obligors under the Wells Fargo Credit Agreement.

d. To the extent that they have not already done so, within 60 days after the Effective Date, Debtors will move their cash management,

credit card processing and insurance brokerage business to Wells Fargo or a designated affiliate of Wells Fargo. Debtors may not move their business elsewhere until the earlier of: (a) the date upon which the Wells Fargo Loan is paid in full; or, (b) the date upon which the fees charged by Wells Fargo for one or more of the foregoing services materially exceed the prevailing rate in the marketplace (with any dispute in this regard to be decided by the Court).

e. Class 3 is impaired under the Plan.

4. ***Class 4 (Wells Fargo Artesia Secured Claim),***

The Wells Fargo Artesia Loan, which is secured by a purchase money mortgage on Summit's real property and fixtures located at 601 South 1st St., Artesia, New Mexico, will be paid in full on the Effective Date. The payment will constitute a cure of any default under the Wells Fargo Artesia Loan, within the meaning of Section 1123(a)(5)(G) of the Bankruptcy Code, and, accordingly, will not include any late fees, late penalties, late charges, or interest computed at the default rate. *In re Entz-White Lumber and Supply, Inc.*, 850 F.2d 1338 (9th Cir. 1988). Class 4 is unimpaired under the Plan.

5. ***Class 5 (Stockman Bank JB Secured Claim).***

The Stockman Bank JB Loan, which is secured by all of Summit's real property and fixtures located at 1322 10th Avenue S, Great Falls, Montana, will be paid in full as follows:

a. All amounts owing under the Stockman Bank JB Loan will be repaid within five years after the Effective Date. Monthly payments of interest only, calculated at the non-default interest

rate set forth in the Stockman Bank JB Loan Documents, will begin on the first day of the first full calendar month following the Effective Date and continue on the first day of each month thereafter until the fifth anniversary of the Effective Date, when a balloon payment consisting of all unpaid principal and accrued interest will be due.

b. Until the Stockman Bank JB Loan is paid in full, Stockman Bank will retain its liens and security interests in the Stockman Bank JB Collateral. Stockman Bank's liens and security interests will continue to be governed by the terms of the Stockman Bank JB Loan Documents, except that all covenants relating to Summit's financial condition or the minimum debt coverage ratio for the Stockman Bank Loan will be deemed deleted.

c. So long as the obligations to Stockman Bank under the Plan are not in default, all obligations under the Stockman Bank JB Loan Documents shall be deemed current and not delinquent for all purposes. In the event that Summit fails to make payments when due in accordance with the terms of the Plan or otherwise fails to honor its obligations to Stockman Bank in regard to the Stockman Bank JB Loan, and in the event that it fails to cure any such defaults within thirty days after written notice thereof to Summit's counsel, at the addresses set forth above, or within such additional time period as may be specified under the Stockman Bank JB Credit Agreement, Stockman Bank may enforce its rights and remedies thereunder, subject to any defenses then available to Summit.

d. Class 5 is impaired under the Plan.

6. ***Class 6 (Stockman Bank 4B Secured Claim)***.

The Stockman Bank 4B Loan, which is secured by all of Summit's real property and fixtures located at 4610 10th Avenue S, Great Falls, Montana will be paid in full as follows:

a. All amounts owing under the Stockman Bank 4B Loan will be repaid within five years after the Effective Date. Monthly payments of interest only, calculated at the non-default interest rate set forth in the Stockman 4B Loan Documents, will begin on the first day of the first full calendar month following the Effective Date and continue on the first day of each month thereafter until the fifth anniversary of the Effective Date, when a balloon payment consisting of all unpaid principal and accrued interest will be due.

b. Until the Stockman Bank 4B Loan is paid in full, Stockman Bank will retain its liens and security interests in the Stockman Bank 4B Collateral. Stockman Bank's liens and security interests will continue to be governed by the terms of the Stockman Bank 4B Loan Documents, except that all covenants relating to Summit's financial condition or the minimum debt coverage ratio for the Stockman Bank Loan will be deemed deleted.

c. So long as the obligations to Stockman Bank under the Plan are not in default, all obligations under the Stockman Bank 4B Loan Documents shall be deemed current and not delinquent for all purposes. In the event that Summit fails to make payments when due in accordance with the terms of the Plan or otherwise fails to honor its obligations to Stockman Bank in regard to the Stockman

Bank 4B Loan, and in the event that it fails to cure any such defaults within thirty days after written notice thereof to Summit's counsel, at the addresses set forth above, or within such additional time period as may be specified under the Stockman Bank 4B Credit Agreement, Stockman Bank may enforce its rights and remedies thereunder, subject to any defenses then available to Summit.

7. ***Class 7 (Administrative Convenience Claims).***

Each holder of an Allowed Unsecured Claim of $5,000 or less who does not elect, on its ballot, to be treated as a holder of an Allowed Class 8(A) claim, will receive payment of 50% of the Allowed amount of its Claim on the Effective Date in full satisfaction of its claim. Class 7 is impaired under the Plan.

8. ***Classes 8(A) and 8(B).***

a. ***Class 8(A) (General Unsecured Claims).*** Each holder of an Allowed Class 8(A) Claim will be paid in full, together with interest on the Allowed principal amount of such Claim from the Petition Date to the Effective Date at the Federal Judgment Rate as of the Effective Date (currently .012%) and from the Effective Date until paid at the Prime Rate. Class 8(A) is impaired under the Plan. Payments to holders of Allowed Class 8(A) Claims will commence on the first day of the first full calendar quarter after the Class 3 Wells Fargo Secured Claim is paid in full (approximately four years after the Effective Date). Such quarterly payments will be in the amount of $328,000 each, until the first

day of the first full calendar quarter after all Class 2 Priority Tax Claims are paid in full, at which time such payments will increase by $112,500, to a total of $440,500 per calendar quarter. Class 8(A) is impaired by the Plan.

b. ***Class 8(B) General Unsecured Claim of Robert E. Wheaton***. The Wheaton Loan will be paid in full, together with interest on the Allowed principal amount of such Claim from the Petition Date to the Effective Date at the Federal Judgment Rate as of the Effective Date (currently .012%). Interest will accrue on the amount of $235,957.40 (the "**Deferred Bonus and Interest Component**") from the Effective Date until paid at the Prime Rate, and on the principal amount of $1,991,935.60 (the "**Borrowed Money Component**") from the Effective Date until paid at the Prime Rate. Quarterly interest-only payments on the Borrowed Money Component will commence when the principal amount owing on the Wells Fargo Loan has been reduced to $1.5 million, provided that Debtors are then current on all payments required by the Plan. If Debtors are not then current on all payments required by the Plan, the quarterly interest-only payments will not begin until Debtors bring such payments current. Principal payments on the Deferred Bonus and Interest Component and the Borrowed Money Component, together with interest payments on the Deferred Bonus and Interest Component, will commence on the first day of the first full calendar quarter after all Class 8(A) General Unsecured Claims are paid in full. Such quarterly payments will be in the amount of $440,500 per calendar quarter,

until the Class 8(b) Claim is paid in full. Class 8(B) is impaired by the Plan.

c. *Class 8 Lien*. The payment obligations to holders of Allowed Class 8(A) and 8(B) Claims will be secured by a lien (the "**Class 8 Lien**"), in all of Debtors' assets, as described in detail in Section VI(C)(2), below.

9. ***Class 9 (Penalty Claims).***

Each holder of an Allowed Claim for a fine, penalty, forfeiture, multiple damages, punitive damages, or exemplary damages not meant to compensate the claimant for actual pecuniary loss will be paid in full not more than ten years after the Effective Date, with interest on the Allowed principal amount of such claim at the Prime Rate from the latter of the Effective Date or the date upon which such penalty claim is assessed, until paid. No payments will be made to holders of Class 9 Claims until Class 8 Claims have been paid in full. Class 9 is impaired by the Plan

10. ***Class 10 (All Allowed Securities Claims).***

All Allowed Class 10 Claims will be subordinated to the level of Class 11 common stock, pursuant to Section 510(b) of the Bankruptcy Code. Holders of Allowed Class 10 Claims will receive distributions on account of such claims at such times as dividends are paid to the holders of common stock. Holders of Allowed Class 10 Claims who are also holders of common stock of Star will receive no distribution on account of their Allowed Class 10 Claims but will, instead, receive dividends on their stock. Holders of Allowed Class 10 Claims who are not holders of common stock of Star will receive distributions equal to the dividend they would have received had they invested the entire amount of

their Allowed Class 10 Claim in common stock of Star at the prevailing market price as of the record date of such distribution. For example, if the prevailing market price is $1.00 per share, the holder of an Allowed Class 10 Claim in the amount of $100,000 will receive a distribution equal to the dividend it would have received had it held 100,000 shares of common stock of Star as of the record date of the distribution. Such distributions will be treated for all purposes as payments of debt by Star. Payments will continue until the allowed amount of all Class 10 claims is paid in full, with interest at the Prime Rate from the Effective Date until paid. Debtor is unaware of any Class 10 Claims. Class 10 is unimpaired under the Plan.

11. ***Class 11 (Shareholders)***. All holders of Equity Securities in the Debtors will retain their Equity Securities. Class 11 is unimpaired under the Plan.

12. ***Disputed Claims***. Disputed claims will be treated as follows: At the time of any Distribution to holders of Allowed Claims, an amount sufficient to have paid each holder of a Disputed Claim its pro rata share of such Distribution, calculated as though such Disputed Claim were an Allowed Claim, will be reserved for the potential benefit of the holders of such Disputed Claims, and thereafter distributed in accordance with the terms and provisions of this Plan.

13. **Provisions Applicable to all Classes of Secured Claims**. Debtors' granting of the Class 8 Lien shall not be deemed a default under any loan or security documents, nor shall Debtors be deemed in default under any loan or security documents by virtue of delinquent taxes, so long as Debtors have reached agreement with the pertinent taxing authority, through the Plan or otherwise, as to the terms of repayment of said delinquent taxes and are in compliance with such agreement.

14. ***Unclassified Claims***. Each holder of an Allowed Administrative Claim will be paid in cash in full upon the Effective Date, or as soon thereafter as is reasonably practical, unless such holder agrees in writing to other treatment or the amount of such Claim is not due on the Effective Date, in which case it will be paid when it is due. Professionals employed at the expense of the Estates on or before the Effective Date, and any entities that may be entitled to reimbursement or allowance of fees and expenses pursuant Section 503(b) of the Bankruptcy Code, will receive cash in the amount awarded to them at such time as an order is entered pursuant to Sections 330, 331 or 503(b) of the Bankruptcy Code. Ordinary post-petition operating expenses incurred before or after the Effective Date, such as taxes, salaries, rent, and insurance, that do not require Court approval, will be paid in the ordinary course of business as and when due.

Compensation earned by Debtors' professionals after the Effective Date need not be approved by the Court pursuant to Sections 330, 331 or 503(b) of the Bankruptcy Code, or otherwise, and will be paid in the ordinary course of business as and when due. **ANY PERSON OR ENTITY CLAIMING TO HOLD AN EXPENSE OF ADMINISTRATION AS OF THE EFFECTIVE DATE OF THE PLAN, MUST HAVE FILED A MOTION FOR ALLOWANCE OF ADMINISTRATIVE EXPENSE WITH THE COURT AND SERVED A COPY ON COUNSEL FOR DEBTORS NOT LATER THAN 30 DAYS AFTER THE EFFECTIVE DATE, OR SUCH CLAIM WILL BE DISALLOWED.**

C. **Summary of Other Plan Provisions.**

1. ***Distribution of Sales Proceeds***

a. All of the net proceeds from each sale of restaurant property (after deducting all costs, fees, commissions and other expenses associated with the sale and other amounts necessary to close escrow) that is encumbered by a first mortgage lien in favor of Wells Fargo will be distributed to Wells Fargo. Debtors' payment obligations to Wells Fargo under the Plan will not be altered by Wells Fargo's receipt of distributions of sale proceeds;

b. The net proceeds from each sale of restaurant property (after deducting the amount necessary to satisfy all liens, costs, fees, commissions and other expenses associated with the sale and other amounts necessary to close escrow) that is not encumbered by a first mortgage lien in favor of Wells Fargo will be distributed as follows: (1) 50% will be distributed to unsecured creditors in reduction of their Allowed Unsecured Claims; and, (2) 50% will be distributed to Wells Fargo in reduction of the Wells Fargo Loan. Debtors' payment obligations to unsecured creditors under the Plan will not be altered by their receipt of distributions of sale proceeds.

2. ***Lien for the Benefit of Claimants***. The holders of Allowed Class 8 Claims will be granted a lien (the "**Class 8 Lien**") in all of Debtors' assets. The Class 8 Lien will be valid and perfected without the necessity of filing or recording any mortgage, deed of trust, financing statement or other instrument. The Class 8 Lien will be granted and become effective as of the Effective Date, but will not attach to funds earmarked for the payment of

claims that are due on the Effective Date or for Administrative Claims that are due after the Effective Date. Upon payment of all amounts owing to Class 8 Claimants under the Plan, Debtors' will file a notice to that effect with the Court and, ten days later, in the absence of an objection, the Class 8 Lien will be deemed released for all purposes. If an objection is filed, the dispute will be resolved by the Court. The Class 8 Lien will be junior to the liens and security interest held by Wells Fargo, any existing mortgage holders, any other existing liens (such as tax liens), the Exit Loan, any lien granted to any Person providing substitute exit financing to Debtors, and any liability of Debtors for the payment of Administrative Claims. The lien will be subordinated to any refinancing or replacement financing of any existing secured loans or the Exit Loan, conditioned upon the Class 8 Claimants receiving a portion of the net loan proceeds consistent with the treatment of sale proceeds described in Article V(D) above.

3. ***Deemed Consolidation of Debtors***. The Debtors shall be deemed consolidated for the following purposes, and the following purposes only, under the Plan: (a) claims owing by one Debtor to another will be discharged and cancelled, with the limited exception described in Article IX, of the Plan; and, (b) all Allowed Unsecured Claims in Classes 8 and 9 will be deemed to be joint and several obligations of the Debtors. The deemed consolidation of the Debtors will not affect their legal or organizational structures or the validity or enforceability of any executory contracts or unexpired leases. The deemed consolidation of the Debtors will not affect or impair any claim or cause of action against any third party including, without limitation, any Avoidance Action or other Retained Cause of Action.

4. ***Disbursing Agent***. The Reorganized Debtors will function as disbursing agent under the Plan and will not be compensated for their services.

5. ***Management and Personnel***. The Reorganized Debtors will retain the services of Debtors' present management and staff. The identity and compensation of the two members of senior management and all of Debtors' Boards of Directors is set forth above.

6. ***Authority to Settle and Assign***. In accordance with Bankruptcy Code Section 1123(b)(3), the Reorganized Debtors will own and retain, and may prosecute, enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, setoffs, and recoupments belonging to Debtors or the Estates, without further order of the Court.

7. ***Location of Claimants and Uncashed Distribution Checks***.

a. *Bad Addresses*. If the Reorganized Debtors are unable to locate a Claimant, they will hold the amount of any Distribution to such Claimant as though such Claim were a Disputed Claim. Such amount will be held for 120 days and, if the address of the Claimant is then still unknown, such amount will be distributed to other Claimants holding Allowed Claims or retained by Debtors if all other Claims are then paid in full. The Reorganized Debtors will have fulfilled any duty that they may have to locate the holder of a Claim by mailing any Distribution to the address for that Claimant set forth in the Master Mailing List or in any Proof of Claim or Notice of Appearance filed with the Court. The Reorganized Debtors will be under no obligation to undertake further efforts to locate the holder of a Claim if the Distribution is

returned "addressee unknown," and the Reorganized Debtors may delete any such Claimant from its mailing list.

b. *Uncashed Distribution Checks*. Any Distribution check that has not been returned by the U.S. Post Office but which has not been cashed within 60 days after it is mailed will be deemed undeliverable. The Reorganized Debtors will be authorized to stop payment on such check and the payee will thereafter be treated in the manner set forth above for Claimants whose addresses are unknown.

8. ***Notices.*** In order to minimize the expense of providing notices after the Confirmation Date, notice of matters brought before the Court after the Confirmation Date will be limited to those who have filed notices of appearance and/or requests for notice in these Cases, either before or after the Confirmation Date.

9. ***Effective Date/Condition to Confirmation.*** The Effective Date of the Plan will be that date which is the first business day after 30 days have passed after the Confirmation Date. Proponents may waive this Condition to Confirmation and/or accelerate the Effective Date by a written notice to that effect filed with the Court at any time after the Confirmation Date.

10. ***Discharge***. Except as otherwise specifically provided in the Plan, confirmation of the Plan will discharge Debtors from any debt that arose prior to the Confirmation Date and any debt of a kind specified in Sections 502(g) through (i) of the Bankruptcy Code, whether or not a proof of claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, whether or not such Claim is allowed under Section 502 of the Bankruptcy Code, and whether or not the holder of such Claim has accepted the Plan. The provisions of this Article are not intended to, nor will they be

construed as, limiting the scope of the discharge provided by Section 1141 of the Bankruptcy Code.

11. ***Automatic Stay and Post-Confirmation Injunction***. Notwithstanding any other provisions of the Plan, the automatic stay will terminate on the Effective Date, but all holders of Claims dealt with by the Plan, and all creditors who received notice of the Case, will be enjoined from pursuing collection of their Claims from the assets of Debtors, the estates and the Reorganized Debtors.

12. ***Release and Extinguishment of Liens, Claims and Encumbrances***. Except as otherwise provided in the Plan, all property dealt with by the Plan is free and clear of all liens, claims and interests of creditors and Equity Security holders from and after the Effective Date.

13. ***Executory Contracts***. With the exception of the executory contracts and unexpired leases ("**Executory Contracts**") listed on Exhibit "1" to the Plan, which are assumed under the Plan, all executory contracts that have not previously been assumed or rejected by Debtors will be deemed rejected as of the Effective Date, unless specific written notice of intent to assume is mailed or delivered to the lessor or other contracting party before the Effective Date. Unless otherwise agreed, all pre-petition defaults under assumed Executory Contracts will be cured promptly after the Effective Date, within the meaning of § 365(b)(1)(A). In the event of any dispute over the cure amount, such dispute will be resolved by the Court and, if the cure amount determined by the Court is unacceptably high, Debtors may, within five business days after entry of the order determining the cure amount, amend Exhibit "1" to delete the Executory Contract in question. Any party seeking to assert a Claim arising from an Executory Contract that is rejected by the Plan must file a Proof of Claim by the Confirmation Date or, if the Executory Contract is

rejected pursuant to the Confirmation Order, the first Business Day that is fourteen (14) days after the Confirmation Date.

14. ***Retention and Enforcement of Claims***. The Plan preserves in full for the benefit of the Debtors, their estates, their creditors, and their shareholders all claims and causes of action of any sort owned by Debtors or the estates, pursuant to Section 1123(b)(3) of the Code, other than those expressly released by the terms of the Plan. The Reorganized Debtors are designated as the estate representatives pursuant to and in accordance with Section 1123(b)(3)(B) of the Code. No claim, demand or cause of action against any party other than a Debtor, including, without limitation, any Avoidance Action or other Retained Cause of Action, will be waived, eliminated or otherwise affected as a result of the deemed consolidation of the Debtors or the discharge and cancellation of claims owing by one Debtor to another.

15. ***Modification of Plan***. Debtors may propose modifications or amendments to the Plan at any time prior to the Confirmation Date. After confirmation, they may, with Court approval, and so long as it does not materially or adversely affect the interests of creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and effect of the Plan. The foregoing provisions do not limit the ability of any party to modify the Plan under Bankruptcy Code Section 1127 and applicable Rules.

16. ***Exculpation***. Debtors and their advisors, attorneys, consultants and agents (the "Exculpated Parties") will neither have nor incur any liability to any holder of a Claim or Equity Security, or any other party in interest, or any of their respective shareholders, former shareholders, members, former members, agents, employees, representatives, financial advisors, attorneys, consultants, affiliates, successors or assigns (the "Exculpating Parties"), for any

acts or omissions relating to or arising out of these Cases, the preparation for and administration of these Cases, or the negotiation, execution, confirmation, consummation or administration of the Plan (the "Exculpated Acts"), other than acts of gross negligence, fraud, or willful misconduct. The Exculpating Parties shall have no right of action against any of the Exculpated Parties for any of the Exculpated Acts, and the Exculpated Parties are released of and from all claims or liabilities, known or unknown, arising out of or related to the Exculpated Acts. The provisions of this Article shall not be deemed to limit any existing protections or immunities afforded to the Exculpated Parties under existing law. The provisions of this Article shall not apply to any claim, action or cause of action by the SEC, and the SEC shall not be included in the definition of "Exculpating Parties."

17. ***Retention of Jurisdiction***. Notwithstanding confirmation of the Plan, the Court will retain jurisdiction to: (a) Determine the allowability of Claims and Equity Interests upon objection to such Claims or Equity Interests by any other party in interest; (b) consider requests for payment of Claims entitled to priority under Section 507(a) of the Code, including, without limitation, compensation of professionals pursuant to Section 330 and 503; (c) hear, determine and enforce all claims and causes of action which may exist on behalf of Debtors or the estates, including, but not limited to, any right of the Reorganized Debtors or the estates to recover assets pursuant to the provisions of the Code, whether or not such claims, causes of action, or rights are Retained Causes of Action, and whether they are pursued by the Reorganized Debtors or another appropriate party; (d) consider and act upon the compromise and settlement of any Claims against, or cause of action on behalf of, Debtors or the estates; (e) resolve controversies and disputes regarding the interpretation or enforcement of the terms of the Plan, or any documentation

relating thereto; (f) resolve controversies and disputes regarding implementation of the Plan and to enter orders in aid of confirmation of the Plan and appropriate orders to protect Debtors or their successors in interest; (g) determine all matters and controversies regarding state, local, and federal taxes pursuant to all applicable provisions of the Code; and, (h) enter a Final Decree closing Debtor's case.

VII. Tax Consequences of the Plan

As of January 30, 2011 Star had consolidated net operating loss carry-forwards ("NOLs") for federal income tax purposes of approximately $10 million. The NOLs will be adjusted by the income or loss of Debtors for subsequent fiscal years, including any gain or loss from any sale of assets. Based on the terms of the Plan and the proposed treatment of creditors, no material cancellation of debt income is anticipated. Consequently, Debtors do not believe that there will be any material tax consequences as a result of confirmation of the Plan to Debtors, their creditors or their shareholders. However, Debtors do not express any opinion as to the tax consequences of the Plan to creditors or shareholders, who are advised and strongly encouraged to obtain their own tax advice.

While this Disclosure Statement does not attempt to describe all of the tax consequences of the transactions contemplated by the Plan to the debtors and other interested parties, the debtors will use all reasonable efforts to preserve their tax attributes and minimize tax consequences to the debtors.

BECAUSE DEBTORS EXPRESS NO TAX ADVICE, NEITHER DEBTORS NOR ANY OF THEIR PROFESSIONAL ADVISORS SHALL BE LIABLE IF, FOR ANY REASON, THE TAX CONSEQUENCES OF THE PLAN ARE OTHER THAN AS ANTICIPATED. CREDITORS AND EQUITY

SECURITY HOLDERS MUST RELY SOLELY UPON THEIR OWN ADVISORS AS TO THE TAX CONSEQUENCES OF THE PLAN.

VIII. CONFIRMATION OVER DISSENTING CLASS

The Code contains provisions for confirmation of the Plan even if it is not accepted by all impaired classes, provided that at least one impaired class of Claims has voted to accept the Plan. These "cramdown" provisions for confirmation of a Plan are set forth in Section 1129(b) of the Code. If one or more classes of impaired Claims does not accept the Plan, the Bankruptcy Court may confirm the Plan if it finds that the Plan: (i) was accepted by at least one impaired class; and (ii) does not discriminate unfairly against, and is fair and equitable as to, all non-accepting impaired classes. The Proponents will request confirmation of the Plan pursuant to Section 1129(b) of the Code if all impaired classes do not accept the Plan.

IX. FEASIBILITY OF THE PLAN

For the Court to confirm the Plan it must find that confirmation "is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor … unless such liquidation or reorganization is proposed in the plan." This is generally referred to as the "feasibility" requirement of Section 1129(a)(11) of the Code. The Plan provides for payment in full on the Effective Date of all Administrative Claims and Priority Claims and for the payment of 50% of the Allowed Claims of creditors in Class 7 who elect to remain in Class 7. Accordingly, feasibility is not an issue for creditors in those Classes.

As for creditors who are to be paid over time, the cash flow projections attached as Exhibit "B" show that Debtors will operate profitably during the

entire period over which payments will be made.[2] During this period, Debtors and their affiliates will also actively market the ten parcels of real estate described in Section VI(A)(1), above, which should accelerate the payment of Allowed Claims. And unsecured creditors will be granted a lien in all of Debtors' assets to secure their payment obligations. Accordingly, Debtors submit that the Plan is feasible.

X. ALTERNATIVES TO THE PLAN

Debtors have considered alternatives to the Plan, including a liquidation of their assets under Chapter 7 of the Code or under a liquidating plan. Liquidation would destroy Debtors' going concern value, substantially reduce the value of many of its assets (including its intellectual property, inventory and receivables) and result in the layoff of approximately 1,100 employees. In addition, the amount of unsecured claims would substantially increase because of the termination damages that would flow from the rejection of unexpired leases and executory contracts, some of which have already been assumed. Thus, liquidation would add hundreds of thousands of dollars in claims, some of which would be administrative priority claims, while reducing the value of Debtors' assets. Accordingly, Debtors do not consider liquidation as a viable alternative to the Plan.

---

2 Although Debtors believe that the cash flow projections are based upon reasonable assumptions, they should not be construed as a guaranty or assurance of future performance. The success of future operations could be adversely impacted by a number of factors, including changes in industry conditions, competition, general economic conditions, unforeseen events, and the like. Accordingly, the actual results achieved may vary from those projected.

XI. RECOMMENDATION AND CONCLUSION

Debtors believe that the Plan is in the best interests of all creditors and parties in interest and recommend that it be approved.

Dated this 26th day of March, 2012.

---SIGNATURE PAGE FOLLOWS---

FORRESTER & WORTH, PLLC

/s/ SCF 006342
S. Cary Forrester
Attorneys for Debtors

STAR BUFFET, INC.
Debtor and Debtor-in-Possession

/s/ Robert E. Wheaton
By Robert E. Wheaton
President and CEO

SUMMIT FAMILY RESTAURANTS, INC.
Debtor and Debtor-in-Possession

/s/ Robert E. Wheaton
By Robert E. Wheaton
President and CEO

EXHIBIT “A”

FORRESTER & WORTH, PLLC
3636 NORTH CENTRAL AVENUE, SUITE 700
PHOENIX, ARIZONA 85012-1927
(602) 271-4250
(602) 271-4300 FAX
S. CARY FORRESTER (006342)
SCF@FORRESTERANDWORTH.COM
ATTORNEYS FOR DEBTORS

UNITED STATES BANKRUPTCY COURT
DISTRICT OF ARIZONA

In re: STAR BUFFET, INC., **Debtor.**	**Chapter 11** **Jointly Administered** **Case Nos.: 2:11-bk-27518 and 2:11-bk-27713**
In re: SUMMIT FAMILY RESTAURANTS, INC., **Debtor.**	
THIS FILING APPLIES TO: _X_ BOTH DEBTORS __ STAR BUFFET, INC. __ SUMMIT FAMILY RESTAURANTS, INC.	

DEBTORS' JOINT PLAN OF REORGANIZATION DATED MARCH 26, 2012

This Joint Plan of Reorganization (the "**Plan**") is proposed by Debtors Star Buffet, Inc. ("**Star**") and Summit Family Restaurants, Inc. ("**Summit**" and,

collectively with Star, "**Debtors**"), for the resolution of all outstanding creditor claims and equity interests. Debtors are sometimes referred to below as the "**Proponents.**" All creditors and equity security holders are encouraged to consult the Disclosure Statement (the "**Disclosure Statement**") before voting to accept or reject the Plan. The Disclosure Statement contains a discussion of Debtors' history, a description of their assets, and a summary and analysis of the Plan.

NO SOLICITATION MATERIALS OTHER THAN THE DISCLOSURE STATEMENT AND THE MATERIALS ACCOMPANYING IT HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

ARTICLE I
DEFINITIONS

Defined Terms. The following terms have the following meanings whenever used in the Plan.

A. ***Administrative Claim*** means: (a) every cost or expense of administration of the Bankruptcy Cases, including any actual and necessary post-petition expenses entitled to priority under Bankruptcy Code Sections 503(b) and 507(a)(1); (b) any actual and necessary post-petition expenses of operating Debtors; (c) all fees and other charges of professionals approved by the Bankruptcy Court pursuant to interim and final allowances in accordance with Bankruptcy Code Sections 105, 330, 331, and 503(b); and, (d) all fees and charges assessed against the Estates under 28 U.S.C. § 1930.

B. ***Allowed Claim*** means every claim, other than an Administrative Claim:

1. As to which a timely Proof of Claim has been filed within the time fixed by the Bankruptcy Court; or,

2. If such claim arises from an Executory Contract that is rejected by the Plan, as to which a timely Proof of Claim has been filed no later than the Confirmation Date; or,

3. If such claim arises from an Executory Contract that is rejected pursuant to the Confirmation Order, as to which a timely Proof of Claim has been filed by no later than the first Business Day that is 14 days after the Confirmation Date; or,

4. If either Debtor has scheduled such claim in its Schedules (including any amendments thereto) as liquidated in amount, undisputed and non-contingent;

5. And, in regard to all of the foregoing claims that have either been filed or deemed filed:

    i. As to which no objection has been filed within any applicable time period fixed by the Bankruptcy Court; or

    ii. As to which an order has been entered allowing such claim and (a) such order has become final and non-appealable without any appeal, review, or other challenge having been taken, or (b) if taken, any such appeal, review or other challenge has been finally resolved in favor of the claimant.

6. The term Allowed Claim may be used throughout the Plan with each of the various creditor's claims or classes of those claims (*e.g.*, "Allowed Class 1 Claims") to signify that such claims must be, unless otherwise indicated, Allowed Claims in order to qualify for the specified treatment under the Plan.

C. ***Artesia Property*** means all of Summit's real property, fixtures and personal property located at 601 South 1st St., Artesia, New Mexico.

D. ***Avoidance Actions*** means all claims and causes of action under Sections 502, 542, and 544-550 of the Bankruptcy Code, whether or not asserted or pending on the Confirmation Date, which are to be preserved, administered, prosecuted, compromised, or otherwise disposed of for the benefit of creditors.

E. ***Bankruptcy Code*** or ***Code*** means Title 11 of the United States Code.

F. ***Bankruptcy Court*** or ***Court*** means the United States Bankruptcy Court for the District of Arizona or any other court that may have jurisdiction over any particular proceeding arising under, in or relating to these Chapter 11 cases.

G. ***Case*** means one or both of Debtors' bankruptcy cases pending before the Bankruptcy Court, and all adversary proceedings, contested matters and other litigation arising in or related to those cases.

H. ***Claim*** means "claim" as defined in Bankruptcy Code Section 101(5).

I. ***Claimant*** means the holder of a Claim.

J. ***Committee*** means the Joint Official Committee of Unsecured Creditors appointed on November 1, 2011, as amended on November 8, 2011 and again on November 19, 2011. The Committee is comprised of K & A Brasher L.L.C., Spirit Master Funding L.L.C., Tinsley Hospitality Group L.L.C., K-BOB'S USA, Inc., Flying W Diamond Ranch, Inc., K-BOB'S Capital Resource Group Ltd., Oshunola, L.L..C; and Nareke, L.L.C.

K. ***Condition to Confirmation*** means the condition to confirmation set forth in Article VI.

L. ***Confirmation Date*** means the date of entry of the Confirmation Order.

M. ***Confirmation Order*** means the appealable order of the Bankruptcy Court confirming the Plan.

N. ***Debtors*** or ***Debtors-in-Possession*** means Star and Summit.

O. ***Disclosure Statement*** means the Disclosure Statement accompanying this Plan, including any amendments or modifications thereto.

P. ***Disputed Claim*** means a Claim, including one that is deemed filed pursuant to Bankruptcy Code Section 1111(a), as to which either debtor or any other party in interest has filed an objection within 90 days after the Effective Date and which has not been resolved by a Final Order or pursuant to this Plan. Contingent Claims will be treated as Disputed Claims for all purposes relating to Distributions under the Plan until such time as any such contingent Claim becomes fixed or absolute and becomes an Allowed Claim.

Q. ***Distribution*** means the money or other property required by the Plan to be distributed to the holders of Allowed Claims.

R. ***Effective Date*** means the first business day that is 30 days after the entry of the Confirmation Order, provided that the Condition to Confirmation has been satisfied. Proponents may waive the Condition to Confirmation and/or accelerate the Effective Date by a written notice to that effect filed with the Court at any time after the Confirmation Order is entered. Any reference to a payment that is to be made "on the Effective Date" means on the Effective date or as soon thereafter as is reasonably practical.

S. ***Exit Loan*** means the loan in the amount of approximately $300,000 that will be made to Debtors on the Effective Date by Robert E. Wheaton, Debtors' president and CEO, in order to provide the balance of the funding needed to implement the Plan on the Effective Date. The loan will bear interest at the rate of 6.5% per annum and will be repaid in equal monthly amortizing installments over a period of five years. It will be secured by a second-position

mortgage or deed of trust, as appropriate, an assignment of rents, and a security interest against the Artesia Property. The Exit Loan will become the senior lien against the Artesia Property when the Wells Fargo Artesia Loan is paid in full.

T. ***Equity Security*** or ***Equity Interest*** means any ownership interest or share of stock in either Debtor and any warrant or right, other than a right to convert, to purchase, sell, or subscribe to a share, security, or interest of a kind specified in 11 U.S.C. 101(16)(A) or (B).

U. ***Filing Date*** or ***Petition Date*** means, as to Star, September 28, 2011 and, as to Summit, September 29, 2011.

V. ***Final Order*** means an order, judgment or other decree of the Bankruptcy Court, including, without limitation, a stipulation or other agreement which is "so ordered" by the Bankruptcy Court, including any revision, modification or amendment thereof: (a) the operation or effect of which has not been reversed or stayed; (b) the time to appeal or seek review has expired; (c) no appeal or petition for review or certiorari has been taken or is pending; or, (d) if such appeal or petition has been taken or granted, it has been finally resolved.

W. ***Penalty Claims*** means all claims for fines, penalties, forfeitures, multiple damages, punitive damages, or exemplary damages, not meant to compensate the claimant for actual pecuniary loss.

X. ***Plan*** means this Joint Plan of Reorganization dated March 26, 2012, including any amendment or modification made in accordance with the applicable provisions of the Code.

Y. ***Prime Rate*** means the prime rate of interest as announced by the Wall Street Journal on the Effective Date.

Z. ***Reorganized Debtor or Debtors*** means Star and/or Summit, as the case may be, on or after the Effective Date.

AA. ***Retained Causes of Action*** means all Avoidance Actions and all other claims and causes of action of every kind and nature whatsoever arising before the Effective Date which have not been resolved or disposed of prior to the Effective Date, whether or not such claims or causes of action are specifically identified in the Disclosure Statement.

BB. ***Securities Claims*** means all Allowed Claims (a) arising from rescission of a purchase or sale of a security of either Debtor or an affiliate of either Debtor, (b) for damages arising from the purchase or sale of a such a security, or (c) for reimbursement or contribution allowed under Bankruptcy Code Section 502 on account of such a claim.

CC. ***Stockman Bank JB Loan Documents*** means the Promissory Note and Deed of Trust dated as of August 15, 2008, executed by Summit in favor of Stockman Bank, and all other loan and security documents that relate thereto, if any.

DD. ***Stockman Bank JB Loan*** means all amounts owing to Stockman Bank under the terms of the Stockman Bank JB Loan Documents, which was approximately $571,825.32 as of the Petition Date.

EE. ***Stockman Bank JB Collateral*** means all of Summit's real property and fixtures located at 1322 10th Avenue S, Great Falls, Montana, as more particularly described in the Stockman Bank JB Loan Documents. In its proof of claim, Stockman Bank estimates the value of its collateral at $1.2 million.

FF. ***Stockman Bank 4B Loan Documents*** means the Promissory Note and Deed of Trust dated as of August 15, 2008, executed by Summit in favor of Stockman Bank, and all other loan and security documents that relate thereto, if any.

GG. ***Stockman Bank 4B Loan*** means all amounts owing to Stockman Bank under the terms of the Stockman Bank 4B Loan Documents, which was approximately $308,194.50, as of the Petition Date.

HH. ***Stockman Bank 4B Collateral*** means all of Summit's real property and fixtures located at 4610 10th Avenue S, Great Falls, Montana, as more particularly described in the Stockman Bank 4B Loan Documents. In its proof of claim, Stockman Bank estimates the value of its collateral at $750,000.

II. ***Tax Claim Rate*** means the applicable rate of interest on tax claims under Section 511 of the Bankruptcy Code, determined as of the Effective Date.

JJ. ***Unsecured Claim*** means an Allowed Claim for which there are no assets of Debtors serving as security.

KK. ***Wells Fargo*** means Wells Fargo Bank, N. A. and any other lenders who may from time to time be made parties to the Wells Fargo Credit Agreement.

LL. ***Wells Fargo Credit Agreement*** means the Credit Agreement dated as of January 31, 2008, by and among Star, Star Buffet Management, Inc., Summit, HTB Restaurants, Inc., Northstar Buffet, Inc., Starlite Holdings, Inc., and SBI Leasing, Inc. as borrowers, and Wells Fargo as lender, together with all supplements and amendments thereto, and all security agreements, deeds of trusts, mortgages, collateral assignments, financing statements and other loan and security documents that evidence, secure or relate thereto.

MM. ***Wells Fargo Loan*** means all amounts owing to Wells Fargo under the terms of the Wells Fargo Credit Agreement, which was approximately $5,575,000 as of the Petition Date.

NN. ***Wells Fargo Collateral*** means all of the real and personal property owned by Debtors and their subsidiaries and affiliates that secures the Wells Fargo Loan, as more particularly described in the Wells Fargo Credit Agreement.

The Wells Fargo Collateral consists of substantially all of the assets of Debtors and their subsidiaries and affiliates.

OO. ***Wells Fargo Artesia Loan Documents*** means the Promissory Note and Deed of Trust dated as of November 8, 2006, executed by Summit in favor of Wells Fargo, and all other loan and security documents that relate thereto, if any.

PP. ***Wells Fargo Artesia Loan*** means all amounts owing to Wells Fargo under the terms of the Wells Fargo Artesia Loan Documents, which was approximately $199,408 as of the Petition Date.

QQ. ***Wells Fargo Artesia Collateral*** means all of Summit's real property and fixtures located at 601 South 1st St., Artesia, New Mexico, as more particularly described in the Wells Fargo Artesia Loan Documents. Summit estimates the value of the Wells Fargo Artesia Collateral at $950,000.

RR. ***General Rules Regarding Defined and Undefined Terms***. As used in this Plan, all capitalized words and other terms defined in the Bankruptcy Code or the Rules of Bankruptcy Procedure will have the meanings given to them therein unless the context clearly requires otherwise or such words or terms are otherwise defined herein. For purposes of this Plan, the singular and plural uses of all defined terms and the conjunctive and disjunctive uses thereof will be interchangeable (unless the context otherwise requires), and the defined terms will include masculine, feminine, and neuter genders.

ARTICLE II
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

A. All Allowed Administrative Claims are treated as unclassified claim.

B. All Allowed Claims and Allowed Equity Interests are placed in the classes described below, and will receive the treatment set forth in Article IV and in other sections of the Plan:

1. **Class 1 (Priority Claims)**: All Allowed Claims entitled to priority under Section 507 of the Bankruptcy Code other than the priority tax Claims classified in Class 2.

2. **Class 2 (Priority Tax Claims)**: All Allowed Claims entitled to priority under Section 507(a)(8) of the Bankruptcy Code and each holder of a secured claim that would otherwise meet the description of a governmental unit under Section 507(a)(8) of the Bankruptcy Code but for the secured status of the claim.

3. **Class 3 (Wells Fargo)**: The Allowed Secured Claim of Wells Fargo under the Wells Fargo Credit Agreement dated as of January 31, 2008.

4. **Class 4 (Wells Fargo Artesia)**: The Allowed Secured Claim of Wells Fargo under the Wells Fargo Artesia Loan Documents.

5. **Class 5 (Stockman Bank JB)**: The Allowed Secured Claim of Stockman Bank under the Stockman Bank JB Loan Documents.

6. **Class 6 (Stockman Bank 4B)**: The Allowed Secured Claim of Stockman Bank under the Stockman Bank 4B Loan Documents.

7. **Class 7 (Administrative Convenience Claims)**: All Allowed Unsecured Claims of $5,000 or less, which do not elect to be treated under Class 7, but not including any priority Claims.

8. **Classes 8(A) and 8(B)**:

    a. ***Class 8(A) (General Unsecured Claims)***. All Allowed Unsecured Claims other than priority Claims.

b. ***Class 8(B) General Unsecured Claim of Robert E. Wheaton.*** The Allowed Unsecured Claim of Robert E. Wheaton, in the amount of $2,227,893.00.

9. **Class 9 (Penalty Claims)**. All Penalty Claims.

10. **Class 10 (Security Claims)**. All Allowed Securities Claims against Star. Debtors are unaware of any claims in this Class.

11. **Class 11 (Shareholders)**. All Equity Security holders in Debtors.

ARTICLE III
IMPAIRED AND UNIMPAIRED CLAIMS

Classes 1, 2, 4, and 10 are unimpaired. All other Claims are impaired. Holders of Class 11 Equity Interests are not impaired.

ARTICLE IV
TREATMENT OF CLAIMS AND EQUITY INTERESTS

A. **Unclassified Claims**. Each holder of an Allowed Administrative Claim will be paid in cash in full upon the Effective Date, unless such holder agrees in writing to other treatment or the amount of such Claim is not due on the Effective Date, in which case it will be paid when it is due. Professionals employed at the expense of the Estates on or before the Effective Date, and any entities that may be entitled to reimbursement or allowance of fees and expenses pursuant Section 503(b) of the Bankruptcy Code, will receive cash in the amount awarded to them at such time as an order is entered pursuant to Sections 330, 331 or 503(b) of the Bankruptcy Code. Ordinary post-petition operating expenses incurred before or after the Effective Date, such as taxes, salaries, rent, and insurance, that do not require Court approval, will be paid in the ordinary course of business as and when due.

Compensation earned by Debtors' professionals after the Effective Date need not be approved by the Court pursuant to Sections 330, 331 or 503(b) of the Bankruptcy Code, or otherwise, and will be paid in the ordinary course of business as and when due.

ANY PERSON OR ENTITY CLAIMING TO HOLD AN EXPENSE OF ADMINISTRATION AS OF THE EFFECTIVE DATE OF THE PLAN, MUST HAVE FILED A MOTION FOR ALLOWANCE OF ADMINISTRATIVE EXPENSE WITH THE COURT AND SERVED A COPY ON COUNSEL FOR DEBTORS NOT LATER THAN 30 DAYS AFTER THE EFFECTIVE DATE, OR SUCH CLAIM WILL BE DISALLOWED.

B. **Classes of Claims and Interests**. The treatment of the various classes of Claims and Equity Interests under the Plan is as follows:

1. ***Class 1 (Priority Claims).*** Each holder of an Allowed Class 1 Claim will be paid in cash in full upon the Effective Date. Class 1 is unimpaired under the Plan.

2. ***Class 2 (Priority Tax Claims).*** Each holder of an Allowed Class 2 Claim will be paid in equal monthly payments determined by amortizing the principal and interest (calculated at the applicable Tax Claim Rate) owing on each such claim over a period of four years following the Effective Date, provided that the final payment must be made no later than five years after the Petition Date. All principal payments to any Class 2 Claimant will be applied first to any portion of such Claim that is a "trust fund" claim for which any of Debtors' officers, directors, employees or shareholders may be personally liable. Subject to the foregoing, all principal payments received by the Class 2 Claimants will be applied first to the oldest outstanding taxes. At the time of each distribution to holders of Allowed Class 8(A) General Unsecured Claims,

each holder of an Allowed Class 2 Claim will receive an additional amount sufficient to cause the total amount then distributed to each Class 2 Claimant to be proportionate to the total amount then distributed to each holder of an Allowed Class 8(A) Claim. Each holder of a secured Class 2 Claim will retain its lien or other security interest until the Claim has been paid in full. Because the Plan provides for payment in full of Class 2 Claims and complies with the requirements of Bankruptcy Code Section 1129(a)(9)(C), Class 2 is not considered a voting class pursuant to Bankruptcy Code Sections 1124(1) and 1126(f), and is deemed to have accepted the Plan. Class 2 is unimpaired under the Plan.

3. ***Class 3 (Wells Fargo Secured Claim).***

a. The Wells Fargo Loan will be paid in full according to the following schedule: (i) on the Effective Date, Wells Fargo will be paid the principal amount of $327,000, plus all accrued but unpaid interest, calculated at the non-default interest rate specified in the Wells Fargo Credit Agreement; and (ii) beginning on the first day of the second full calendar quarter following the Effective Date, and on the first day of each calendar quarter thereafter, Wells Fargo will be paid the principal amount of $328,000; (iii) beginning on the first day of the second full calendar month following the Effective Date, and on the first day of each month thereafter, Wells Fargo will be paid all accrued but unpaid interest, calculated at the non-default interest rate specified in the Wells Fargo Credit Agreement. The foregoing payments will continue until the Wells Fargo Loan is paid in full.

b. Until the Wells Fargo Loan is paid in full, Wells Fargo will retain its liens and security interests in the Wells Fargo Collateral. Wells

Fargo's liens and security interests will continue to be governed by the terms of the Wells Fargo Credit Agreement, except that all covenants relating to Debtors' financial condition, or that of the other obligors, or the minimum debt coverage ratio for the Wells Fargo Loan, will be deemed deleted. Debtors' reporting requirements under the Wells Fargo Credit Agreement will not be altered.

c. So long as the obligations to Wells Fargo under the Plan are not in default, all obligations under the Wells Fargo Loan Documents shall be deemed current and not delinquent for all purposes. In the event that the Reorganized Debtors fail to make payments when due in accordance with the terms of the Plan or otherwise fail to honor their obligations to Wells Fargo, and in the event that they fail to cure any such defaults within ten business days after written notice thereof to Debtors' counsel, at the addresses set forth above, or within such additional time period as may be specified under the Wells Fargo Credit Agreement, Wells Fargo may enforce its rights and remedies thereunder, subject to any defenses then available to Debtors or the other obligors under the Wells Fargo Credit Agreement.

d. To the extent that they have not already done so, within 60 days after the Effective Date, Debtors will move their cash management, credit card processing and insurance brokerage business to Wells Fargo or a designated affiliate of Wells Fargo. Debtors may not move their business elsewhere until the earlier of: (a) the date upon which the Wells Fargo Loan is paid in full; or, (b) the date upon which the fees charged by Wells Fargo for one or more of the

foregoing services materially exceed the prevailing rate in the marketplace (with any dispute in this regard to be decided by the Court).

e. Class 3 is impaired under the Plan.

4. ***Class 4 (Wells Fargo Artesia Secured Claim):*** The Wells Fargo Artesia Secured Claim will be paid in full on the Effective Date. The payment will constitute a cure of any default under the Wells Fargo Artesia Loan, within the meaning of Section 1123(a)(5)(G) of the Bankruptcy Code, and, accordingly, will not include any late fees, late penalties, late charges, or interest computed at the default rate. *In re Entz-White Lumber and Supply, Inc.*, 850 F.2d 1338 (9th Cir. 1988). Class 4 is unimpaired under the Plan.

5. ***Class 5 (Stockman Bank JB Secured Claim)***: The Allowed Secured Claim of Stockman Bank under the Stockman Bank JB Loan Documents will be paid in full as follows:

a. All amounts owing under the Stockman Bank JB Loan will be repaid within five years after the Effective Date. Monthly payments of interest only, calculated at the non-default interest rate set forth in the Stockman Bank JB Loan Documents, will begin on the first day of the first full calendar month following the Effective Date and continue on the first day of each month thereafter until the fifth anniversary of the Effective Date, when a balloon payment consisting of all unpaid principal and accrued interest will be due.

b. Until the Stockman Bank JB Loan is paid in full, Stockman Bank will retain its liens and security interests in the Stockman Bank JB Collateral. Stockman Bank's liens and security interests will continue to be governed by the terms of the Stockman Bank JB Loan Documents, except that all covenants relating to Summit's financial

condition or the minimum debt coverage ratio for the Stockman Bank Loan will be deemed deleted.

c. So long as the obligations to Stockman Bank under the Plan are not in default, all obligations under the Stockman Bank JB Loan Documents shall be deemed current and not delinquent for all purposes. In the event that Summit fails to make payments when due in accordance with the terms of the Plan or otherwise fails to honor its obligations to Stockman Bank in regard to the Stockman Bank JB Loan, and in the event that it fails to cure any such defaults within thirty days after written notice thereof to Summit's counsel, at the addresses set forth above, or within such additional time period as may be specified under the Stockman Bank JB Credit Agreement, Stockman Bank may enforce its rights and remedies thereunder, subject to any defenses then available to Summit.

d. Class 5 is impaired under the Plan.

6. ***Class 6 (Stockman Bank 4B Secured Claim)***: The Allowed Secured Claim of Stockman Bank under the Stockman Bank 4B Loan Documents will be paid in full as follows:

a. All amounts owing under the Stockman Bank 4B Loan will be repaid within five years after the Effective Date. Monthly payments of interest only, calculated at the non-default interest rate set forth in the Stockman 4B Loan Documents, will begin on the first day of the first full calendar month following the Effective Date and continue on the first day of each month thereafter until the fifth anniversary of the Effective Date, when a balloon payment consisting of all unpaid principal and accrued interest will be due.

b. Until the Stockman Bank 4B Loan is paid in full, Stockman Bank will retain its liens and security interests in the Stockman Bank 4B Collateral. Stockman Bank's liens and security interests will continue to be governed by the terms of the Stockman Bank 4B Loan Documents, except that all covenants relating to Summit's financial condition or the minimum debt coverage ratio for the Stockman Bank Loan will be deemed deleted.

c. So long as the obligations to Stockman Bank under the Plan are not in default, all obligations under the Stockman Bank 4B Loan Documents shall be deemed current and not delinquent for all purposes. In the event that Summit fails to make payments when due in accordance with the terms of the Plan or otherwise fails to honor its obligations to Stockman Bank in regard to the Stockman Bank 4B Loan, and in the event that it fails to cure any such defaults within thirty days after written notice thereof to Summit's counsel, at the addresses set forth above, or within such additional time period as may be specified under the Stockman Bank 4B Credit Agreement, Stockman Bank may enforce its rights and remedies thereunder, subject to any defenses then available to Summit.

7. ***Class 7 (Administrative Convenience Claims)***: Each holder of an Allowed Class 7 claim who does not elect, on its ballot, to be treated as a holder of an Allowed Class 8 claim, will receive payment of 50% of the Allowed amount of its Claim on the Effective Date in full satisfaction of its claim. Class 7 is impaired under the Plan.

8. ***Classes 8(A) and 8(B):***

a. *Class 8(A) (General Unsecured Claims)*. Each holder of an Allowed Class 8(A) Claim will be paid in full, together with interest on the

Allowed principal amount of such Claim from the Petition Date to the Effective Date at the Federal Judgment Rate as of the Effective Date (currently .012%) and from the Effective Date until paid at the Prime Rate. Class 8(A) is impaired under the Plan. Payments to holders of Allowed Class 8(A) Claims will commence on the first day of the first full calendar quarter after the Class 3 Wells Fargo Secured Claim is paid in full (approximately four years after the Effective Date). Such quarterly payments will be in the amount of $328,000 each until the first day of the first full calendar quarter after all Class 2 Priority Tax Claims are paid in full, at which time such payments will increase by $112,500 to a total of $440,500 per calendar quarter.

b. *Class 8(B) General Unsecured Claim of Robert E. Wheaton*. The holder of the Allowed Class 8(B) claim will be paid in full, together with interest on the Allowed principal amount of such Claim from the Petition Date to the Effective Date at the Federal Judgment Rate as of the Effective Date (currently .012%). Interest will accrue on the amount of $235,957.40 (the "**Deferred Bonus and Interest Component**") from the Effective Date until paid at the Prime Rate, and on the principal amount of $1,991,935.60 (the "**Borrowed Money Component**") from the Effective Date until paid at the Prime Rate. Quarterly interest-only payments on the Borrowed Money Component will commence when the principal amount owing on the Wells Fargo Loan has been reduced to $1.5 million and continue until paid, provided that Debtors are then current on all payments required by the Plan. If Debtors are not then current on all payments required by the Plan, the quarterly interest-only

payments will not begin until Debtors bring such payments current. Principal payments on the Deferred Bonus and Interest Component and the Borrowed Money Component and interest payments on the Deferred Bonus and Interest Component will commence on the first day of the first full calendar quarter after all Class 8(A) General Unsecured Claims are paid in full. Such quarterly payments will be in the amount of $440,500 per calendar quarter, until the Class 8(b) Claim is paid in full.

c. *Class 8 Lien*. The payment obligations to holders of Allowed Class 8(A) and 8(B) Claims will be secured by a lien (the "**Class 8 Lien**") on all of Debtors' assets. The Class 8 Lien is described in more detail in Article V(E), below.

9. ***Class 9 (Penalty Claims)***. Each holder of an Allowed Class 9 penalty claim will be paid in full over a period of not more than ten years after the Effective Date, with interest on the Allowed principal amount of such claim at the Prime Rate from the latter of the Effective Date or the date upon which such penalty claim is assessed, until paid. No payments will be made to holders of Class 9 Claims until Class 8 Claims have been paid in full.

10. ***Class 10 (All Allowed Securities Claims)***. All Allowed Class 10 Claims will be subordinated to the level of Class 11 common stock, pursuant to Section 510(b) of the Bankruptcy Code. Holders of Allowed Class 10 Claims will receive distributions on account of such claims at such times as dividends are paid to the holders of common stock. Holders of Allowed Class 10 Claims who are also holders of common stock of Star will receive no distribution on account of their Allowed Class 10 Claims but will, instead, receive dividends on their stock. Holders of Allowed Class 10 Claims who are not holders of common stock of Star will receive distributions equal to the dividend they would have received

had they invested the entire amount of their Allowed Class 10 Claim in common stock of Star at the prevailing market price as of the record date of such distribution. For example, if the prevailing market price is $1.00 per share, the holder of an Allowed Class 10 Claim in the amount of $100,000 will receive a distribution equal to the dividend it would have received had it held 100,000 shares of common stock of Star as of the record date of the distribution. Such distributions will be treated for all purposes as payments of debt by Star. Payments will continue until the allowed amount of all Class 10 claims is paid in full, with interest at the Prime Rate from the Effective Date until paid. Debtor is unaware of any Class 10 Claims. Class 10 is unimpaired under the Plan.

11. ***Class 11 (Shareholders)***. All holders of Equity Securities in the Debtors will retain their Equity Securities. Class 11 is unimpaired under the Plan.

12. ***Disputed Claims*** will be treated as follows: At the time of any Distribution to holders of Allowed Claims, an amount sufficient to have paid each holder of a Disputed Claim its pro rata share of such Distribution, calculated as though such Disputed Claim were an Allowed Claim, will be reserved for the potential benefit of the holders of such Disputed Claims, and thereafter distributed in accordance with the terms and provisions of this Plan.

13. **Provisions Applicable to all Classes of Secured Claims**. Debtors' granting of the Class 8 Lien shall not be deemed a default under any loan or security documents, nor shall Debtors be deemed in default under any loan or security documents by virtue of delinquent taxes, so long as Debtors have reached agreement with the pertinent taxing authority, through this Plan or otherwise, as to the terms of repayment of said delinquent taxes and are in compliance with such agreement.

ARTICLE V
MEANS FOR EXECUTION OF THE PLAN

A. **Operating Income**. The primary source of funding for the Plan is the operating income derived from the restaurants operated by Debtors' affiliates. As reflected in the cash flow projections attached to the Disclosure Statement as Exhibit "B", the operating income is sufficient to fund all plan payments except for those due on the Effective Date.

B. **Exit Loan**. On the Effective Date, Debtors' president and CEO, Robert E. Wheaton, will loan the Debtors' approximately $300,000. The loan will provide the balance of the funds required to be paid on the Effective Date. The loan will be evidenced by a promissory note, will bear interest at the rate of 6.5% per annum, and will be repaid in equal monthly amortizing installments over a period of five years. It will be secured by a second-position mortgage or deed of trust, as appropriate, together with an assignment of rents and security interest, against the Artesia Property. The Exit Loan will become the senior lien against the Artesia Property when the Wells Fargo Artesia Loan is paid in full.

C. **Proceeds from Liquidation of Restaurant Properties**. Star's subsidiaries will market the following restaurant properties with the goal of selling them as expeditiously as possible consistent with the goal of maximizing the sales prices and preserving current and projected cash flows:

1. ***Ocala, Florida***. This property is owned by Star's subsidiary, SBI Leasing, Inc. It is currently leased to a third-party for approximately $4,000 per month. It is listed for sale at $650,000. It is encumbered by a first mortgage in favor of Victorium Corporation in the amount of approximately $200,000.
2. ***Plant City, Florida***. This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $2,500,000. It is

encumbered by a first mortgage in favor of Platinum Bank in the amount of approximately $640,000.

3. ***Titusville, Florida***. This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $1,800,000. It is encumbered by a first mortgage in the amount of approximately $706,000;

4. ***South Daytona, Florida***. This property is owned by Star's subsidiary, SBI Leasing. It is currently leased to a third-party for $9,512 per month. It is offered for sale at $1,350,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan;

5. ***Scottsdale, Arizona***. This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $2,750,000. There is no purchase money mortgage;

6. ***Yuma, Arizona***. This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for sale at $1,950,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan;

7. ***Kissimee, Florida***. This property is owned by Star's subsidiary, SBI Leasing. It is offered for lease at $10,000 per month and for sale at $1,400,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan;

8. ***Hudson, Florida***. This property is owned by Star's subsidiary, SBI Leasing. It is offered for lease at $6,500 per month and for sale at $750,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan;

9. ***Jacksonville, Florida***. This property is owned by Star's subsidiary, SBI Leasing. It is offered for lease at $8,000 per month and for sale at $950,000. It is encumbered by a first mortgage in favor of Wells Fargo that secures the Wells Fargo Loan;

10. ***Layton, Utah***. This property is owned by Star's subsidiary, SBI Leasing, Inc. It is offered for lease at $10,000 per month and for sale at $2,250,000. It is encumbered by a first mortgage in favor of Bank of Utah in the amount of approximately $1,062,000.

D. **Distribution of Sales Proceeds**.

1. All of the net proceeds from each sale of restaurant property (after deducting all costs, fees, commissions and other expenses associated with the sale and other amounts necessary to close escrow) that is encumbered by a first mortgage lien in favor of Wells Fargo will be distributed to Wells Fargo. Debtors' payment obligations to Wells Fargo under the Plan will not be altered by Wells Fargo's receipt of sale proceeds;

2. The net proceeds from each sale of restaurant property (after deducting the amount necessary to satisfy all liens, costs, fees, commissions and other expenses associated with the sale and other amounts necessary to close escrow) that is not encumbered by a first mortgage lien in favor of Wells Fargo will be distributed as follows: (1) 50% will be distributed to unsecured creditors in reduction of their Allowed Unsecured Claims; and, (2) 50% will be distributed to Wells Fargo in reduction of the Wells Fargo Loan. Debtors' payment obligations to unsecured creditors under the Plan will not be altered by their receipt of sale proceeds.

E. **Lien for the Benefit of Claimants**. The holders of Allowed Class 8 Claims will be granted a lien (the "**Class 8 Lien**") in all of Debtors' assets. The Class 8 Lien will be valid and perfected without the necessity of filing or recording any mortgage, deed of trust, financing statement or other instrument. The Class 8 Lien will be granted and become effective as of the Effective Date, but will not attach to funds earmarked for the payment of claims that are due on the Effective Date or for Administrative Claims that are due after the Effective Date. Upon payment of all amounts owing to Class 8 Claimants under the Plan, Debtors' will file a notice to that effect with the Court and, ten days later, in the absence of an objection, the Class 8 Lien will be deemed released for all purposes. If an objection is filed, the dispute will be resolved by the Court. The Class 8 Lien will be junior to the liens and security interest held by Wells Fargo, any existing mortgage holders, any other existing liens (such as tax liens), the Exit Loan, any lien granted to any Person providing substitute exit financing to Debtors, and any liability of Debtors for the payment of Administrative Claims. The Class 8 Lien will be subordinated to any refinancing or replacement financing of any existing secured loans or the Exit Loan, conditioned upon the Class 8 Claimants receiving a portion of the net loan proceeds consistent with the treatment of sale proceeds described in Article V(D) above.

F. **Deemed Consolidation of Debtors**. The Debtors shall be deemed consolidated for the following purposes, and the following purposes only, under the Plan: (a) claims owing by one Debtor to another will be discharged and cancelled, with the limited exception described in Article IX, below; and, (b) all Allowed Unsecured Claims in Classes 8 and 9 will be deemed to be joint and several obligations of the Debtors. The deemed consolidation of the Debtors will not affect their legal or organizational structures or the validity or

enforceability of any executory contracts or unexpired leases. The deemed consolidation of the Debtors will not affect or impair any claim or cause of action against any third party including, without limitation, any Avoidance Action or other Retained Cause of Action.

G. **Disbursing Agent**. The Reorganized Debtors will function as disbursing agent under the Plan and will not be compensated for their services.

H. **Management and Personnel**. The Reorganized Debtors will retain the services of Debtors' present management and staff. The identity and compensation of the two members of senior management and all of Debtors' Boards of Directors is set forth in the Disclosure Statement and is incorporated herein by reference.

I. **Authority to Settle and Assign.** In accordance with Bankruptcy Code Section 1123(b)(3), the Reorganized Debtors will own and retain, and may prosecute, enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, setoffs, and recoupments belonging to Debtors or the Estates, without further order of the Court.

J. **Location of Claimants and Uncashed Distribution Checks**.

1. ***Bad Addresses***. If the Reorganized Debtors are unable to locate a Claimant, they will hold the amount of any Distribution to such Claimant as though such Claim were a Disputed Claim. Such amount will be held for 120 days and, if the address of the Claimant is then still unknown, such amount will be distributed to other Claimants holding Allowed Claims or retained by Debtors if all other Claims are then paid in full. The Reorganized Debtors will have fulfilled any duty that they may have to locate the holder of a Claim by mailing any Distribution to the address for that Claimant set forth in the Master Mailing List or in any Proof of

Claim or Notice of Appearance filed with the Court. The Reorganized Debtors will be under no obligation to undertake further efforts to locate the holder of a Claim if the Distribution is returned "addressee unknown," and the Reorganized Debtors may delete any such Claimant from its mailing list.

2. ***Uncashed Distribution Checks***. Any Distribution check that has not been returned by the U.S. Post Office but which has not been cashed within 60 days after it is mailed will be deemed undeliverable. The Reorganized Debtors will be authorized to stop payment on such check and the payee will thereafter be treated in the manner set forth above for Claimants whose addresses are unknown.

K. **Notices.** In order to minimize the expense of providing notices after the Confirmation Date, notice of matters brought before the Court after the Confirmation Date will be limited to those who have filed notices of appearance and/or requests for notice in these Cases, either before or after the Confirmation Date.

ARTICLE VI
EFFECTIVE DATE/CONDITION TO CONFIRMATION

The Effective Date of the Plan will be that date which is the first business day after 30 days have passed after the Confirmation Date. Proponents may waive this Condition to Confirmation and/or accelerate the Effective Date by a written notice to that effect filed with the Court at any time after the Confirmation Date.

ARTICLE VII
EFFECT OF CONFIRMATION

A. **Discharge**. Except as otherwise specifically provided in the Plan, confirmation of the Plan will discharge Debtors from any debt that arose prior to the Confirmation Date and any debt of a kind specified in Sections 502(g) through (i) of the Bankruptcy Code, whether or not a proof of claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, whether or not such Claim is allowed under Section 502 of the Bankruptcy Code, and whether or not the holder of such Claim has accepted the Plan. The provisions of this Article are not intended to, nor will they be construed as, limiting the scope of the discharge provided by Section 1141 of the Bankruptcy Code.

B. **Automatic Stay and Post-Confirmation Injunction**. Notwithstanding any other provisions of the Plan, the automatic stay will terminate on the Effective Date, but all holders of Claims dealt with by the Plan, and all creditors who received notice of the Case, will be enjoined from pursuing collection of their Claims from the assets of Debtors, the estates and the Reorganized Debtors.

C. **Release and Extinguishment of Liens, Claims, and Encumbrances**. Except as otherwise provided herein, all property dealt with by the Plan is free and clear of all liens, claims and interests of creditors and Equity Security holders from and after the Effective Date.

D. **Revisions to Articles of Incorporation.** Upon the Effective Date, Debtors' Articles of Incorporation will be deemed amended to prohibit the issuance of nonvoting equity securities, in accordance with the provisions of 11 U.S.C. § 1123(a)(6).

ARTICLE VIII
EXECUTORY CONTRACTS

With the exception of the executory contracts and unexpired leases (collectively "**Executory Contracts**") listed on Exhibit "1" hereto, which are assumed under the Plan, all Executory Contracts that have not previously been assumed or rejected by Debtors will be deemed rejected as of the Effective Date, unless specific written notice of intent to assume is mailed or delivered to the lessor or other contracting party before the Effective Date. In the event of assumption, and except as otherwise agreed to by the lessor or other contracting party, all pre-petition defaults will be cured promptly after the Effective Date, within the meaning of § 365(b)(1) of the Code. In the event of any dispute over the cure amount, such dispute will be resolved by the Court and, if the cure amount determined by the Court is unacceptably high, Debtors may, within five business days after entry of the order determining the cure amount, amend Exhibit "1" to delete the Executory Contract in question. Exhibit "1" may be amended by Debtors at any time prior to the Effective Date. Any party seeking to assert a Claim arising from an Executory Contract that is rejected by the Plan must file a Proof of Claim by the Confirmation Date or, if the Executory Contract is rejected pursuant to the Confirmation Order, the first Business Day that is fourteen (14) days after the Confirmation Date. All parties to rejected contracts who have timely filed Proofs of Claim will be treated as holders of Allowed Class 8 Claims or Disputed Class 8 Claims, as the case may be. Any party in interest may file an objection to a Claim for damages arising from rejection of an Executory Contract. The failure of any party to a rejected Executory Contract to timely file a Proof of Claim will bar said party from participating under the Plan or from receiving any payment on account of such rejected Executory Contract.

ARTICLE IX
RETENTION AND ENFORCEMENT OF CLAIMS

The Plan preserves in full for the benefit of the Debtors, their estates, their creditors and their Equity Security holders the Retained Causes of Action and all other claims and causes of action of any sort owned by Debtors or their estates, pursuant to Section 1123(b)(3) of the Code, other than those expressly released by the terms hereof. Such Retained Causes of Action and all other claims and causes of action will be controlled by the Reorganized Debtors. The Reorganized Debtors are hereby designated as the estate representatives pursuant to and in accordance with Bankruptcy Code Section 1123(b)(3)(B). No claim, demand or cause of action against any party other than a Debtor, including, without limitation, any Avoidance Action or other Retained Cause of Action, will be waived, eliminated or otherwise affected as a result of the deemed consolidation of the Debtors or the discharge and cancellation of claims owing by one Debtor to another.

ARTICLE X
MODIFICATION OF PLAN

The Proponents reserve the right to propose modifications or amendments to the Plan at any time prior to the Confirmation Date. After confirmation, the Reorganized Debtors may, with Court approval, and so long as it does not materially or adversely affect the interests of creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and effect of the Plan. The foregoing provisions of this Article X do not limit the ability of any party to modify the Plan under Bankruptcy Code Section 1127 and applicable Rules.

ARTICLE XI
EXCULPATION

Debtors and their advisors, attorneys, consultants and agents (the "**Exculpated Parties**") will neither have nor incur any liability to any holder of a Claim or Equity Security, or any other party in interest, or any of their respective shareholders, former shareholders, members, former members, agents, employees, representatives, financial advisors, attorneys, consultants, affiliates, successors or assigns (the "**Exculpating Parties**"), for any acts or omissions relating to or arising out of this Case, the preparation for and administration of this Case, or the negotiation, execution, confirmation, consummation or administration of the Plan (the "**Exculpated Acts**"), other than acts of gross negligence, fraud or willful misconduct. The Exculpating Parties will have no right of action against any of the Exculpated Parties for any of the Exculpated Acts, and the Exculpated Parties are released of and from all claims or liabilities, known or unknown, arising out of or related to the Exculpated Acts. The provisions of this Article will not be deemed to limit any existing protections or immunities afforded to the Exculpated Parties under existing law. The provisions of this Article will not apply to any claim, action or cause of action by the SEC, and the SEC will not be included in the definition of "Exculpating Parties."

ARTICLE XII
RETENTION OF JURISDICTION

Notwithstanding confirmation of this Plan, the Bankruptcy Court will retain jurisdiction for the following purposes:

A. To determine the allowability of Claims and Equity Interests upon objection to such Claims or Equity Interests by Debtors or by any other party in interest.

B. To consider requests for payment of Claims entitled to priority under Code Section 507(a), including, without limitation, compensation of professionals pursuant to Sections 330 and 503.

C. To hear, determine and enforce all claims and causes of action which may exist on behalf of Debtors or the estate, including, but not limited to, any right of the Reorganized Debtors or the estate to recover assets pursuant to the provisions of the Code, whether or not such claims, causes of action, or rights are Retained Causes of Action, and whether they are pursued by the Reorganized Debtors or another appropriate party.

D. To consider and act upon the compromise and settlement of any Claims against, or cause of action on behalf of, Debtors or the Estates.

E. To resolve controversies and disputes regarding the interpretation or enforcement of the terms of the Plan, or any documentation relating thereto.

F. To resolve controversies and disputes regarding implementation of the Plan and to enter orders in aid of confirmation of the Plan and appropriate orders to protect the Debtors or their successors in interest.

G. To determine all matters and controversies regarding state, local, and federal taxes pursuant to all applicable provisions of the Bankruptcy Code.

H. To enter a Final Decree closing Debtors' cases.

ARTICLE XIII
CLOSING OF THE CASE

The Court, upon motion of any interested party, will enter a Final Decree pursuant to Section 350 of the Code and Bankruptcy Rule 3022, thereby closing

this Case and making provisions, by way of injunction or otherwise, as may be equitable.

ARTICLE XIV
GENERAL PROVISIONS

A. **Extension of Payment Dates and Other Deadlines**. If any payment date or other deadline falls due on a Saturday, Sunday or legal holiday, then such payment date or other deadline will be extended to the next business day.

B. **Notices**. Any notice required or permitted to be provided under the Plan will be in writing and served by first class mail (postage prepaid), hand-delivery, telecopy or e-mail, on all those specified in Article V(K).

C. **Interest**. Whenever interest is to be computed under the Plan, interest will be simple interest and not compounded. Unless otherwise specifically provided for in the Plan or the Confirmation Order, post-petition interest will not accrue or be paid on Claims, and no holder of a Claim will be entitled to interest accruing on or after the Petition Date on any Claim.

D. **Vesting**. As of the Effective Date, the Reorganized Debtors will be vested with all property of Debtors and the Estates free and clear of all Claims, liens, security interests, assignments, encumbrances, charges, and other interests of Creditors, except as otherwise provided in the Plan.

E. **Successors and Assigns**. The rights and obligations of any Creditor or holder of an Equity Interest referred to in the Plan will be binding upon, and will inure to the benefit of, the successors, assigns, heirs, devisees, executors, and personal representatives of such Creditor or such holder of an Equity Interest.

F. **Payment of Statutory Fees and Filing of Quarterly Reports**. All fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at or in conjunction with the Confirmation Hearing, will be paid on or before the Effective Date, and thereafter, in accordance with applicable bankruptcy law. Debtors have paid $1,950.00 to date in such fees. All quarterly reports of disbursements required to be filed by applicable bankruptcy law will be filed in a timely manner.

Dated this 26th day of March, 2012.

---SIGNATURE PAGE FOLLOWS---

FORRESTER & WORTH, PLLC

/s/ SCF 006342
S. Cary Forrester
Attorneys for Debtors

STAR BUFFET, INC.
Debtor and Debtor-in-Possession

/s/ Robert E. Wheaton
By Robert E. Wheaton
President and CEO

SUMMIT FAMILY RESTAURANTS, INC.
Debtor and Debtor-in-Possession

/s/ Robert E. Wheaton
By Robert E. Wheaton
President and CEO

EXHIBIT "1" TO PLAN OF REORGANIZATION

ASSUMED EXECUTORY CONTRACTS

NAME OF OTHER PARTY TO EXECUTORY CONTRACT OR LEASE	DESCRIPTION OF CONTRACT OR LEASE
STAR BUFFET, INC.	
ACE American Insurance Company	General Liability Insurance
AFLAC	Life/Health Insurance
American General Life Insurance	Life/Health Insurance
Basic American Foods	Purchasing
Dr. Pepper/Seven Up, Inc.	Purchasing
Group Benefit Options	Life/Health Insurance
Heinz North America	Purchasing
Kraft	Purchasing
Lexington Insurance Co.	Property Insurance
Liberty Mutual Group	Workers Comp. Insurance
Liberty Mutual Group	Business Auto Insurance
Lincoln National Life	Life/Health Insurance
Nestle	Purchasing
Ogden Benefits Administration	Life/Health Insurance
Rich Products Corp.	Purchasing
Royal Cup	Purchasing
Standard Insurance	Life/Health Insurance
The Coca-Cola Company	Purchasing
Unilever c/o Answers Systems, Inc.	Purchasing
Robert Wheaton	Employment Agreement

EXHIBIT "1" TO PLAN OF REORGANIZATION

ASSUMED EXECUTORY CONTRACTS

SUMMIT FAMILY RESTAURANTS, INC.	
4B's Holdings, Inc.	Lease of Great Falls 4B's restaurant
Chris Bakwin	Lease of Billings Montana JB's restaurant—as amended
Flying W Diamond*	Lease of Lamesa Texas Restaurant
Flying W Diamond*	Lease of Tucumcari New Mexico restaurant
Flying W Diamond*	Lease of Beeville Texas restaurant
JB's Star Holdings, Inc.	Lease of Great Falls JB's restaurant
JB's Star Holdings, Inc.	Sublease of Billings Montana JB's restaurant
JCRS Investments	Lease of Casa Bonita restaurant--Denver Colorado
K-Bob's USA, Inc.**	License, Advertising, and Royalty Agreement--Dumas Texas
K-Bob's USA, Inc.**	License, Advertising, and Royalty Agreement--Beeville Texas
K-Bob's USA, Inc.**	License, Advertising, and Royalty Agreement--Lamesa Texas
K-Bob's USA, Inc.**	License, Advertising, and Royalty Agreement--Tucumcari New Mexico restaurant
KB's Star Holdings, Inc.	Informal Sublease of Lamesa Texas K-Bob's restaurant
KB's Star Holdings, Inc.	Informal Sublease of Tucumcari New Mexico K-Bob's restaurant
KB's Star Holdings, Inc.	Informal Sublease of Beeville Texas K-Bob's restaurant
Star Texas Restaurants, Inc.	Lease of Artesia Texas Restaurant
Star Texas Restaurants, Inc.	Lease of Dumas Texas Restaurant

EXHIBIT "1" TO PLAN OF REORGANIZATION

ASSUMED EXECUTORY CONTRACTS

HomeTown Buffet, Inc.	Franchise Agreement-Yuma Arizona restaurant
HomeTown Buffet, Inc.	Franchise Agreement-Scottsdale Arizona restaurant
Barbara Jill Layton Romney	Ground Lease for St. George, Utah restaurant property – Already assumed
Pathway Partners	Sublease of St. George, Utah restaurant property
JB's Family Restaurants, Inc.	License Agreement, as amended

* Subject to resolution of pending disputed motion to assume and pending adversary proceeding seeking, among other things, a declaration that the agreements were terminated pre-petition

** Subject to resolution of pending adversary proceeding seeking, among other things, a declaration that the agreements were terminated pre-petition

EXHIBIT “B”

REORGANIZATION PLAN SUMMARY (FY'09-FY'20)

STAR BUFFET, INC.
FY'13-20 STRATEGIC PLAN BASE CASE
(dollars in thousands--except shares/EPS)

PROPRIETARY & CONFIDENTIAL

		FY'09 Act	FY'10 Act	FY'11 Act	FY'12 Act	FY'13 Plan	FY'14 Plan	FY'15 Plan	FY'16 Plan	FY'17 Plan	FY'18 Plan	FY'19 Plan	FY'20 Plan
Total Revenue		97,856.0	77,996.0	53,332.0	39,434.4	39,000.2	39,419.9	39,979.9	39,979.9	39,979.9	39,979.9	39,979.9	39,979.9
Costs & expenses													
Food costs		38,084.0	30,462.0	20,285.0	14,483.0	13,669.4	13,825.9	14,042.8	14,042.8	14,042.8	14,042.8	14,042.8	14,042.8
Labor costs		31,854.0	25,904.0	18,165.0	13,440.2	13,394.1	13,458.2	13,643.5	13,643.5	13,643.5	13,643.5	13,643.5	13,643.5
Occupancy/other		19,769.0	15,269.0	10,858.0	7,409.6	7,516.4	7,495.2	7,590.1	7,590.1	7,590.1	7,590.1	7,590.1	7,590.1
General & admin		2,898.0	2,011.0	1,864.0	1,109.2	1,158.3	1,208.3	1,208.3	1,208.3	1,208.3	1,208.3	1,208.3	1,208.3
Deprec & amort		2,622.0	2,953.0	2,402.0	1,249.6	1,190.9	1,258.4	1,194.0	1,007.0	926.9	912.6	899.0	893.9
Impairment of long-lived assets		212.0	4,098.0	7,528.0	-	-	-	-	-	-	-	-	-
Total Cost & exp		95,439.0	80,697.0	61,102.0	37,691.6	36,929.1	37,245.9	37,678.7	37,491.7	37,411.7	37,397.3	37,383.7	37,378.7
Income frm Oprs		2,417.0	(2,701.0)	(7,770.0)	1,742.8	2,071.1	2,174.0	2,301.2	2,488.2	2,568.3	2,582.6	2,596.2	2,601.3
Interest exp		(1,153.0)	(984.0)	(947.0)	(1,118.2)	(828.8)	(749.9)	(667.6)	(585.0)	(502.4)	(455.6)	(420.9)	(388.7)
Planning Hedge		13.0	75.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain from sale of assets		-	308.0	0.0	-	-	-	-	-	-	-	-	-
Other inc		60.0	40.0	164.0	152.4	246.4	281.3	281.3	281.3	281.3	281.3	281.3	281.3
Income before tax		1,337.0	(3,284.0)	(8,553.0)	777.0	1,488.7	1,705.3	1,914.9	2,184.5	2,347.2	2,408.2	2,456.6	2,493.8
Income tax		394.0	(1,229.0)	3,668.0	0.0	0.0	0.0	0.0	0.0	959.0	971.0	981.6	989.5
Net income		943.0	(2,035.0)	(12,221.0)	777.0	1,488.7	1,705.3	1,914.9	2,184.5	1,388.2	1,437.2	1,475.0	1,504.3
Common EPS	Period	$ 0.29	$ (0.63)	$ (3.80)	$ 0.24	$ 0.46	$ 0.53	$ 0.60	$ 0.68	$ 0.43	$ 0.45	$ 0.46	$ 0.47
Ave shrs outstanding		3,213,075	3,213,075	3,213,075	3,213,075	3,213,075	3,213,075	3,213,075	3,213,075	3,213,075	3,213,075	3,213,075	3,213,075
% Revenue	Food	38.9%	39.1%	38.0%	36.7%	35.0%	35.1%	35.1%	35.1%	35.1%	35.1%	35.1%	35.1%
	Labor	32.6%	33.2%	34.1%	34.1%	34.3%	34.1%	34.1%	34.1%	34.1%	34.1%	34.1%	34.1%
	Occ/Other	20.2%	19.6%	20.4%	18.8%	19.3%	19.0%	19.0%	19.0%	19.0%	19.0%	19.0%	19.0%
	G&A	3.0%	2.6%	3.5%	2.8%	3.0%	3.1%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
PreTax Income		1,337.0	(3,284.0)	(8,553.0)	777.0	1,488.7	1,705.3	1,914.9	2,184.5	2,347.2	2,408.2	2,456.6	2,493.8
Interest Expense		1,153.0	984.0	947.0	1,118.2	828.8	749.9	667.6	585.0	502.4	455.6	420.9	388.7
D&A/Impair./Pre-Open		2,834.0	7,051.0	9,930.0	1,249.6	1,190.9	1,258.4	1,194.0	1,007.0	926.9	912.6	899.0	893.9
EBITDA		5,324.0	4,771.0	2,334.0	3,144.8	3,508.5	3,713.6	3,776.5	3,776.5	3,776.5	3,776.5	3,776.5	3,776.5
Active Units													
Beg		44	58	46	31	31	33	33	33	33	33	33	33
+		14	0	0	2	2	1	0	0	0	0	0	0
-		0	12	15	2	0	1	0	0	0	0	0	0
End		58	46	31	31	33	33	33	33	33	33	33	33
Other													
Beg		4	5	6	8	7	4	2	1	1	1	1	1
+		1	1	2	2	0	0	0	0	0	0	0	0
-		0	0	0	3	3	2	1	0	0	0	0	0
End		5	6	8	7	4	2	1	1	1	1	1	1
Leased to third parties		1	1	1	3	4	4	4	4	4	4	4	4

Star Buffet, Inc.

REORGANIZATION PLAN SUMMARY (FY'09-FY'20)

STAR BUFFET, INC.
FY'13-20 STRATEGIC PLAN BASE CASE

PROPRIETARY & CONFIDENTIAL
(dollars in thousands—except shares/EPS)

	FY'09 Act	FY'10 Act	FY'11 Act	FY'12 Act	FY'13 Plan	FY'14 Plan	FY'15 Plan	FY'16 Plan	FY'17 Plan	FY'18 Plan	FY'19 Plan	FY'20 Plan
Cash flow from operating activities:												
Net income	943.0	(2,035.0)	(11,921.0)	777.0	1,488.7	1,703.3	1,914.9	2,184.5	1,388.2	1,437.2	1,475.0	1,504.3
Adjustments to net income:												
Depreciation	2,526.0	2,860.0	2,318.0	1,171.4	1,142.9	1,258.4	1,194.0	1,007.0	926.9	912.6	899.0	893.9
Deprec/impairment adj	212.0	4,387.0	7,741.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Amort of loan cost/fees	178.0	176.0	180.0	169.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Amort JB's/Non-Comp	78.0	78.0	78.0	70.2	48.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Amort of HTB franchise	16.0	15.0	6.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Dep of Cap Lease Property	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deferred inc tax—net	394.0	(809.0)	3,509.0	(462.8)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deferred rent	(493.0)	(765.0)	(526.0)	(74.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other	7.0	(306.0)	0.0	(262.2)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Amort Goodwill	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Amort other Intangibles	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Chg in op assets/liab	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Receivables, net of allow	(172.0)	84.0	221.0	82.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Inventories	(235.0)	127.0	132.0	(4.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Prepaid exp	(105.0)	200.0	28.0	(135.5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deposits & other	247.0	(84.0)	82.0	(57.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Accts payable	(787.0)	(998.0)	776.0	(2,285.2)	200.0	25.0	25.0	200.0	0.0	0.0	(125.0)	0.0
Income taxes payable	(176.0)	183.0	475.0	0.0	0.0	0.0	0.0	0.0	0.0	(0.0)	0.0	0.0
Other accrued liab	949.0	(761.0)	(52.0)	2,408.0	(180.0)	(350.0)	(320.0)	(230.0)	0.0	(84.0)	0.0	0.0
Net cash by oprs	3,594.0	2,352.0	3,047.0	1,397.0	2,699.7	2,636.7	2,813.9	3,161.5	2,315.1	2,265.8	2,249.0	2,398.2
Cash flow from investing activities:												
Proceeds frm notes rec/other	0.0	540.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Proceeds frm asset sales	2.0	1.0	2.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Issuance of note receivable	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Payments by officer	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Acq of intang./loan costs	0.0	0.0	0.0	0.0	(100.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Acq of pp&e/license	(7,687.0)	(3,646.0)	(466.0)	(511.0)	(550.0)	(550.0)	(550.0)	(550.0)	(550.0)	(550.0)	(550.0)	(550.0)
Net cash invested	(7,685.0)	(3,105.0)	(464.0)	(511.0)	(650.0)	(550.0)	(550.0)	(550.0)	(550.0)	(550.0)	(550.0)	(550.0)
Cash flow from financing activities:												
Pymts on long-term debt	(5,341.0)	(5,171.0)	(1,634.0)	(1,019.8)	(1,729.0)	(1,548.0)	(1,552.0)	(1,556.0)	(713.0)	(364.0)	(365.9)	(393.1)
Pymts on accrued tax settlements	(49.0)	(54.0)	0.0	0.0	(450.0)	(450.0)	(450.0)	(450.0)	(775.0)	(325.0)	(350.0)	0.0
Proceeds frm debt plcmt	12,937.0	4,619.0	475.0	0.0	300.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Marginal funding	(1,349.0)	(51.0)	(18.0)	0.0	(170.6)	(88.8)	(261.7)	(605.5)	(277.1)	(1,026.8)	(983.0)	(1,455.2)
Stock Activity/other/Checks Written	202.0	1,185.0	(1,712.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Cash Dividend	(1,927.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net cash financing	4,473.0	528.0	(2,889.0)	(1,019.8)	(2,049.6)	(2,086.8)	(2,263.7)	(2,611.5)	(1,765.1)	(1,715.8)	(1,698.9)	(1,848.3)
Net inc (dec) in cash	382.0	(225.0)	(306.0)	(134.0)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Cash @ beginning of period	736.0	1,118.0	893.0	587.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0
Cash @ end of period	1,118.0	893.0	587.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0

REORGANIZATION PLAN SUMMARY (FY'09-FY'20)

STAR BUFFET, INC.
FY'13-20 STRATEGIC PLAN BASE CASE
(dollars in thousands--except shares/EPS)

PROPRIETARY & CONFIDENTIAL

	FY'09 Act	FY'10 Act	FY'11 Act	FY'12 Act	FY'13 Plan	FY'14 Plan	FY'15 Plan	FY'16 Plan	FY'17 Plan	FY'18 Plan	FY'19 Plan	FY'20 Plan
ASSETS												
Cash & equiv	1,118.0	893.0	587.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0	453.0
Current portion notes/rec	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Receivables, net of allow	1,261.0	989.0	293.0	210.9	210.9	210.9	210.9	210.9	210.9	210.9	210.9	210.9
Inventories	647.0	520.0	388.0	392.0	392.0	392.0	392.0	392.0	392.0	392.0	392.0	392.0
Def income taxes, net	437.0	361.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Prepaid expenses	271.0	71.0	43.0	178.5	178.5	178.5	178.5	178.5	178.5	178.5	178.5	178.5
Property held for sale	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total cur assets	3,734.0	2,834.0	1,311.0	1,234.4	1,234.4	1,234.4	1,234.4	1,234.4	1,234.4	1,234.4	1,234.4	1,234.4
PP&E less deprec	32,398.0	28,953.0	19,591.0	19,350.0	18,757.0	18,048.7	17,404.7	16,947.8	16,570.9	16,208.3	15,859.3	15,515.4
Real prop under cap leases	37.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other assets:												
Notes receivables, net cp	704.0	415.0	215.0	215.0	215.0	215.0	215.0	215.0	215.0	215.0	215.0	215.0
Deposits & other	376.0	460.0	378.0	435.0	435.0	435.0	435.0	435.0	435.0	435.0	435.0	435.0
Total other assets	1,080.0	875.0	593.0	650.0	650.0	650.0	650.0	650.0	650.0	650.0	650.0	650.0
Def income taxes, net	2,283.0	3,148.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Goodwill, less acc amort	551.0	551.0	551.0	551.0	551.0	551.0	551.0	551.0	551.0	551.0	551.0	551.0
Other intang, less amort	1,144.0	867.0	602.0	373.9	425.9	425.9	425.9	425.9	425.9	425.9	425.9	425.9
Total intangibles	1,695.0	1,418.0	1,153.0	924.9	976.9	976.9	976.9	976.9	976.9	976.9	976.9	976.9
Total assets	41,207.0	37,228.0	22,648.0	22,159.3	21,618.5	20,910.0	20,266.2	19,809.2	19,432.3	19,069.7	18,720.8	18,376.9
LIAB & STKHLDRS' EQUITY												
AP-trade	4,719.0	4,906.0	3,970.0	1,677.0	1,877.0	1,900.0	1,925.0	2,125.0	2,125.0	2,125.0	2,000.0	2,000.0
Payroll & related	1,859.0	1,531.0	1,403.0	1,028.0	1,043.0	1,043.0	1,043.0	1,043.0	1,043.0	1,043.0	1,043.0	1,043.0
Sales & prop tax	1,829.0	1,382.0	1,459.0	1,364.0	1,164.0	814.0	814.0	684.0	684.0	600.0	600.0	600.0
Rent, lic & other	766.0	1,274.0	1,287.0	920.0	920.0	920.0	600.0	500.0	500.0	500.0	500.0	500.0
Income taxes payable	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Acc tax settlements (cp)	64.0	0.0	0.0	450.0	450.0	450.0	450.0	450.0	0.0	0.0	0.0	0.0
MTG debt (cp)	3,548.0	730.0	1,139.0	0.0	0.0	0.0	0.0	0.0	340.9	365.8	392.4	421.1
Wells debt (cp)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Revolver (Beg Bal)	1,349.0	0.0	0.0	0.0	0.0	(170.6)	(269.3)	(521.0)	(1,126.5)	(1,403.6)	(2,430.4)	(3,413.4)
Marginal ST debt	(1,349.0)	0.0	0.0	0.0	(170.6)	(88.8)	(261.7)	(605.5)	(277.1)	(1,026.8)	(983.0)	(1,455.2)
Revolver (End Bal)	0.0	0.0	0.0	0.0	(170.6)	(269.3)	(521.0)	(1,126.5)	(1,403.6)	(2,430.4)	(3,413.4)	(4,868.6)
Total cur liab	12,775.0	9,823.0	9,258.0	5,434.0	5,283.4	4,867.7	4,311.0	3,675.5	3,289.5	2,203.3	1,122.0	(304.6)
Def. rent pay/Acc tax settlements	1,846.0	588.0	62.0	1,600.0	1,350.0	900.0	450.0	0.0	0.0	0.0	0.0	0.0
Accrued creditors settlements	0.0	0.0	0.0	1,000.0	1,000.0	1,000.0	1,000.0	1,000.0	675.0	350.0	0.0	0.0
MTG debt (noc)	2,971.0	5,867.0	4,724.0	5,094.0	4,912.0	4,730.0	4,549.0	4,366.0	3,707.1	3,341.2	2,948.6	2,526.9
Wells debt (shown as L-T in mdt)	7,080.0	6,460.0	6,025.0	5,775.0	4,264.0	2,952.0	1,640.0	328.0	0.0	0.0	0.0	0.0
Sub debt	1,992.0	1,992.0	1,992.0	1,991.9	2,255.9	2,201.9	2,143.9	2,081.9	2,014.9	1,991.9	1,991.9	1,991.9
Pref stock @par	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Common stock @par	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.1	3.1
Add'l paid in cap	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0	17,743.0
Retained earnings	(3,203.0)	(5,238.0)	(17,159.0)	(16,681.6)	(15,192.9)	(13,487.5)	(11,572.7)	(9,388.2)	(8,000.0)	(6,562.7)	(5,087.7)	(3,583.4)
Treasury stk @cost	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total stkhldrs' eq	14,543.0	12,508.0	587.0	1,064.3	2,553.1	4,258.5	6,173.3	8,357.8	9,746.0	11,183.3	12,658.3	14,162.6
Total liab & equity	41,207.0	37,228.0	22,648.0	22,159.3	21,618.5	20,910.0	20,266.2	19,809.2	19,432.3	19,069.7	18,720.8	18,376.9

Star Buffet, Inc.

EXHIBIT “C”

BACKGROUND


Star Buffet, Inc.
HTAF, Inc.
Casa Bonita Denver, Inc.
Star Texas Restaurants, Inc.
JB's Star Holdings, Inc.
49'r Holdings, Inc.
KB's Star Holdings, Inc.
JJ Restaurants, Inc.
Florida Buffet Holdings, Inc.
Bare Restaurants, Inc.
Sizzlin Star, Inc.
Starts, Inc.
Payroll Services, Inc.
SBI Settlement, Inc.
Starts CC, Inc.
SBI Leasing, Inc.
Casa Bonita(2) Tulsa, Inc.
Northstar Buffet,(2) Inc.
Star Buffet(2) Mgmt., Inc.
Starlite(2) Holdings, Inc.
Summit (2) Family Restaurants Inc.
HTB (2) Restaurants, Inc.
JB's (2) Acquisition Corp.

(1) 100% equity-owned except HTB Restaurants, Inc., which is 100% equity owned by Summit Family Restaurants Inc.

(2) Inactive.

File a Plan:

2:11-bk-27518-GBN STAR BUFFET, INC. and SUMMIT FAMILY RESTAURANTS, INC.

Type: bk	Chapter: 11 v	Office: 2 (Phoenix)
Assets: y	Judge: GBN	Case Flag: JointAdmin

U.S. Bankruptcy Court

District of Arizona

Notice of Electronic Filing

The following transaction was received from S. CARY FORRESTER entered on 3/26/2012 at 1:39 PM AZ and filed on 3/26/2012
Case Name: STAR BUFFET, INC. and SUMMIT FAMILY RESTAURANTS, INC.
Case Number: 2:11-bk-27518-GBN
Document Number: 113

Docket Text:
Disclosure Statement *Accompanying Debtors' Joint Plan of Reorganization Dated March 26, 2012* filed by S. CARY FORRESTER of FORRESTER & WORTH, PLLC on behalf of STAR BUFFET, INC., SUMMIT FAMILY RESTAURANTS, INC. (related document(s)[112] Chapter 11 Plan).(FORRESTER, S.)

The following document(s) are associated with this transaction:

Document description: Main Document
Original filename:N:\Word Docs\Cary\Star Buffet\Plan\Joint Plan\Disclosure Statement with Exhibits.pdf
Electronic document Stamp:
[STAMP bkecfStamp_ID=875559564 [Date=3/26/2012] [FileNumber=25760238-0
] [7a5d4e585fe5db43a83a60615b5a7e81bddfd59b5750d2a1525bcb5def9d6b8ed8d
17838844c00a8f77b3d68e983b767d9a971f5b4ed5e90525064c76df09f69]]

2:11-bk-27518-GBN Notice will be electronically mailed to:

THOMAS H. ALLEN on behalf of Creditor TINSLEY HOSPITALITY GROUP, LLC
tallen@asbazlaw.com,
rnieto@asbazlaw.com;asbecf@asbazlaw.com;sgomez@asbazlaw.com;mhinshaw@asbazlaw.com;ATTY_ASB@trustesolutions.com;cmcdonald@asbazlaw.com

PATTY CHAN on behalf of U.S. Trustee U.S. TRUSTEE
patty.chan@usdoj.gov, Jean.L.LaShelle@usdoj.gov

DEAN M. DINNER on behalf of Creditor Platinum Bank
ddinner@ngdlaw.com, srivera@ngdlaw.com;nharrison@ngdlaw.com;jcook@ngdlaw.com;mlindauer@ngdlaw.com

S. CARY FORRESTER on behalf of Counter-Claimant STAR BUFFET, INC.
scf@forresterandworth.com, scf@forresterandworth.com

CRAIG SOLOMON GANZ on behalf of Creditor Spirit Master Funding, LLC
craig.ganz@gknet.com, maricella.nunez@gknet.com;jane.hernandez@gknet.com

GREGORY JOHN GNEPPER on behalf of Creditor Greenway Leasing, L.P.
ggnepper@gblaw.com

MICHAEL A. JONES on behalf of Creditor FLYING W. DIAMOND RANCH, INC.
mjones@asbazlaw.com,
mhinshaw@asbazlaw.com;cmcdonald@asbazlaw.com;rnieto@asbazlaw.com;ATTY_ASB@trustesolutions.com;jantle@asbazlaw.com;eodo@asbazlaw.com;sgomez@asbazl

FREDERICK B KING on behalf of Creditor K & A Brasher dba Montgomery Poultry & Egg
fbking10@comcast.net

JOSEPH WM. KRUCHEK on behalf of Creditor Wells Fargo Bank, N.A.
joseph.kruchek@kutakrock.com, rebekah.poston@kutakrock.com

THOMAS E. LITTLER on behalf of Creditor JB'S FAMILY RESTAURANT, INC.
phxbknotices@gordonsilver.com, tlittler@gordonsilver.com;robert.warnicke@gordonsilver.com

STEVEN C. MAHAFFY on behalf of Creditor Michael and Susan Naumes
steve@mahaffylaw.com

ELIZABETH H MATTIS on behalf of Creditor Wells Fargo Bank, N.A.
efilings@amlegalgroup.com

MELISSA WOLF RAND on behalf of Creditor U.S. Foodservice, Inc.
mrand@saul.com

JAIME K SHEAN on behalf of Creditor Wells Fargo Bank, N.A.
efilings@amlegalgroup.com

JOHN G SINODIS on behalf of Creditor Oshunola, LLC and Nareke, LLC
jgs@jhc-law.com, ab@jhc-law.com

RONALD M. TUCKER on behalf of Creditor Simon Property Group, Inc.
rtucker@simon.com, cmartin@simon.com;psummers@simon.com;antimm@simon.com

2:11-bk-27518-GBN Notice will not be electronically mailed to:

JOHN M KONECK on behalf of Creditor AEI FUND MANAGEMENT INC
FREDRIKSON & BYRON, PA
200 S 6TH ST
SUITE 4000
MINNEAPOLIS, MN 55402-1425

JOHN M. KONECK on behalf of Creditor AEI FUND MANAGEMENT, INC
FREDRIKSON & BYRON, PA
SUITE 4000
200 SOUTH SIXTH STREET
MINNEAPOLIS, MN 55402